UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A)

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☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Berry Plastics Group, Inc.

(Name of Registrant as Specified in Its Charter)

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January 26, 2015

Dear Stockholder:

The directors and officers of Berry Plastics Group, Inc. join me in inviting you to attend our Annual Meeting of Stockholders on March 4, 2015, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana  47708. The formal notice of this Annual Meeting and the proxy statement appear on the following pages. After reading the proxy statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via mail, the Internet (via www.proxyvote.com) or by touch-tone telephone by 11:59 p.m., Eastern Time, on March 3, 2015 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.

We urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.

Sincerely,

/s/Jonathan D. Rich
Chairman of the Board of Directors and Chief Executive Officer

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BERRY PLASTICS GROUP, INC.
EVANSVILLE, INDIANA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 4, 2015

The Annual Meeting of Stockholders of Berry Plastics Group, Inc. will be held on Wednesday, March 4, 2015, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708, for the following purposes:

(1)	to elect three director nominees to Berry’s Board of Directors for three-year terms;

(2)	to approve the proposed Second Amended and Restated Certificate of Incorporation to delete obsolete provisions;

(3)	to approve the adoption of the 2015 Berry Plastics Group, Inc. Long-Term Incentive Plan;

(4)	to ratify the selection of Ernst & Young LLP as Berry's independent registered public accountants for the fiscal year ending September 26, 2015; and

(5)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Jonathan D. Rich, Robert A. Steele, and Robert V. Seminara, each of whom presently serves as a director of Berry.  We describe each of the foregoing proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.

Only stockholders of record at the close of business on January 12, 2015 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.

We encourage you to attend our Annual Meeting.  Whether you are able to attend or not, we urge you to indicate your vote (i) FOR the election of directors; (ii) FOR approval of the Second Amended and Restated Certificate of Incorporation; (iii) FOR adoption of the 2015 Berry Plastics Group, Inc. Long-Term Incentive Plan and (iv) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015 by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or otherwise submitted a vote by Internet or telephone voting.

By order of the Board of Directors,

/s/Jason K. Greene
General Counsel and Secretary

January 26, 2015
Evansville, Indiana

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to Be Held on Wednesday, March 4, 2015:

The proxy materials for the Annual Meeting are available at www.proxyvote.com.

BERRY PLASTICS GROUP, INC.
101 OAKLEY STREET
EVANSVILLE, INDIANA 47710

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
March 4, 2015

In this proxy statement, Berry Plastics Group, Inc. and its subsidiaries are collectively referred to as “we,” “us,” “our,” “our Company,” “the Company” or “Berry.”

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

Q: Why did I receive this proxy statement?

As a Berry stockholder, you received this proxy statement because our Board of Directors is soliciting your proxy to vote at its upcoming Annual Meeting of Stockholders.  The Annual Meeting will be held on Wednesday, March 4, 2015, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana  47708.

This proxy statement summarizes the information you need to know to vote on an informed basis at the Annual Meeting; however, you do not need to attend the Annual Meeting to vote your shares.  See “How do I vote my shares before the Annual Meeting?”  We will begin distributing this proxy statement, the attached notice of Annual Meeting and the proxy card(s) on or about January 26, 2015.

Q: What am I voting on?

If you hold shares of common stock, you are being asked to consider and vote on the following proposals:

●	a proposal to elect three director nominees to our Board of Directors for three-year terms;

●	a proposal to approve of the Second Amended and Restated Certificate of Incorporation;

●	a proposal to adopt the 2015 Berry Plastics Group, Inc. Long-Term Incentive Plan (the “2015 Plan”); and

●	a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015.

Q: Who is entitled to vote?

Holders of outstanding common stock as of the close of business on January 12, 2015, the record date, are entitled to vote at the Annual Meeting.  As of January 12, 2015, 118,802,903 shares of common stock were outstanding.  Each holder of our common stock as of the record date will be entitled to one vote per share.

Q: Has the Board of Directors made any recommendation with respect to each proposal?

The Board of Directors recommends that holders of common stock vote (i) FOR the election of directors; (ii) FOR approval of the Second Amended and Restated Certificate of Incorporation; (iii) FOR adoption of the 2015 Plan; and (iv) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015.

Q: What does it mean if I get more than one proxy card?

If you receive more than one proxy card, it means you hold shares registered in more than one account.  Sign and return ALL proxy cards to ensure that all your shares are voted.

Q: How do I vote my shares before the Annual Meeting?

Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

If you hold your shares in your own name, you may submit a proxy by one of several methods:

●
Submitting a Proxy by Mail:  If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card.  The proxy card must be received by March 3, 2015.

●
Submitting a Proxy by Telephone or via the Internet: If you choose to submit a proxy by telephone or via the Internet, follow the instructions provided on the proxy card.  If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail.  Internet and telephone proxy submission is available 24 hours a day.  Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on March 3, 2015.

●
Submitting a Proxy in Person at the Annual Meeting:  You may vote your shares in person at the Annual Meeting.  Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.  Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares.  Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Q: If I am the beneficial owner of shares held in "street name" by my broker, will my broker automatically vote my shares for me?

Shares held in street name are shares held electronically in the account of a broker.  The actual stockholder is referred to as the beneficial owner.  Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters.  Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015.  However, unless you provide voting instructions to your broker, your broker does not have authority to vote on the election of directors, the approval of the Second Amended and Restated Certificate of Incorporation, or the adoption of the 2015 Plan. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q: How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions.  If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf (i) FOR the election of directors; (ii) FOR adoption of the 2015 Plan; and (iii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015.  With regard to the proposal to approve the Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of our common stock outstanding is required.  Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, the failure to indicate a voting preference with respect to this proposal will have the same effect as a vote against the proposal.  If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion as well.

Q: What is an “abstention” or a broker “non-vote” and how do they affect the vote?

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter.  A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares.  Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors; approval of the Second Amended and Restated Certificate of Incorporation; or adoption of the 2015 Plan.

Abstentions and broker non-votes are counted as present for purposes of determining a quorum.  An abstention or broker non-vote with respect to the election of directors is neither a vote cast “for” a nominee or a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote.  Similarly, abstentions and broker non-votes with respect to the adoption of the 2015 Plan and the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015 will have no effect on the outcome of the vote.  The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposed Second Amended and Restated Certificate of Incorporation.  Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, abstentions and broker non-votes will have the same effect as a vote against this proposal.

Q: How can I change my vote?

You may revoke your proxy at any time before it is exercised by:

●	Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

●	Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting; or

●	Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Berry Plastics Group, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention:  Jason K. Greene, General Counsel and Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Q: What constitutes a quorum?

Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting.  Proxies marked as abstaining and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum.

Q: How many votes are needed for approval of each proposal?

Directors to be elected by the holders of common stock for a three-year term will be elected by a plurality of the votes cast with respect to such positions by the holders of outstanding common stock entitled to vote in the election who are present, in person or by proxy, at the meeting.  Consequently, the director nominees receiving the most votes of the holders of common stock, voting together, will be elected to fill three director positions for three-year terms.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to adopt the 2015 Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015. The affirmative vote of a majority of shares outstanding, whether or not such shares vote on the proposal, is required to approve the Second Amended and Restated Certificate of Incorporation.

Q: Does Berry offer an opportunity to receive future proxy materials electronically?

Yes. If you are a stockholder of record, you may, if you wish, receive future proxy statements and annual reports online.  If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials.  You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964.  If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically.  Please follow the instructions of your broker.

Electronic delivery saves Berry money by reducing printing and mailing costs.  It will also make it convenient for you to receive your proxy materials online. Berry charges nothing for electronic delivery.  You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.

You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964.

Q: Who can attend the Annual Meeting?

All stockholders as of January 12, 2015 can attend.

Q: What do I do if I have additional questions?

If you have any questions prior to the Annual Meeting, please contact our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964.

DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information regarding the executive officers and members of the Board of Directors of Berry Plastics Group, Inc. as of January 20, 2015.

Name	Age	Director Term Expiration	Title
Jonathan D. Rich	59	2015	Chairman, Chief Executive Officer and Director
Mark W. Miles	43	—	Chief Financial Officer
Curtis L. Begle	39	—	President, Engineered Materials Division
Lawrence A. Goldstein	52	—	President, Flexible Packaging Division
William J. Norman	43	—	President, Rigid Open Top Division
Thomas E. Salmon	51	—	President, Rigid Closed Top Division
Jason K. Greene	44	—	Executive Vice President and General Counsel
Jeffrey D. Thompson	43	—	Executive Vice President, International Business Development
James M. Till	37	—	Executive Vice President and Controller
B. Evan Bayh	59	2017	Director
Jonathan F. Foster	54	2017	Director
Idalene F. Kesner	56	2016	Director
Carl J. (Rick) Rickertsen	54	2016	Director
Ronald S. Rolfe	69	2017	Director
Robert V. Seminara	43	2015	Director
Robert A. Steele	59	2015	Director
Stephen E. Sterrett	59	2016	Director

Jonathan D. Rich has been Chairman and Chief Executive Officer of Berry Plastics Group, Inc. since October 2010.  Prior to becoming Chief Executive Officer of Berry, Dr. Rich served as President and Chief Executive Officer of Momentive Performance Materials, Inc. from June 2007 until October 2010.  Prior to Momentive, Dr. Rich held executive positions at Goodyear Tire and Rubber from 2000 until 2007, including President of Goodyear North American Tire and President of Goodyear Chemical.  Dr. Rich began his career at General Electric in 1982, where he was employed for 18 years in a variety of R&D, operational and executive roles.  Dr. Rich has a B.S. in Chemistry from Iowa State University, and a Ph.D. in Chemistry from the University of Wisconsin.  Dr. Rich’s position as Chief Executive Officer, his extensive management experience in the chemical industry and his skills in business leadership and strategy qualify him to serve as a director of the Company.

Mark W. Miles was named Chief Financial Officer effective January 2, 2014.  Mr. Miles previously had been Berry’s Executive Vice President, Controller and Treasurer since 2005.  Mr. Miles started with the Company as Corporate Controller in 1997.

Curtis L. Begle was named President of Berry’s Engineered Materials Division effective November 17, 2014.  Mr. Begle previously served as President of Berry’s Rigid Closed Top Division since December 2009.  Mr. Begle has spent his entire 15 year career with Berry, during which he has held multiple positions of increasing responsibility.  He holds a B.S.B.A. from the University of Evansville and a M.B.A. from the University of Southern Indiana.

Lawrence A. Goldstein has been President of Berry’s Flexible Packaging Division since January 1, 2012.  Mr. Goldstein joined Berry in 1997 as the East Coast Regional Sales Manager for the container business.  Since then he has held a number of positions of increasing responsibility.  Mr. Goldstein holds a B.A. from Middlebury College and an M.B.A. from The College of William and Mary.

William J. Norman was named President of Berry’s Rigid Open Top Division in October 2013.  Prior to this appointment, Mr. Norman served as Executive Vice President of Strategic Planning for the Company.  Mr. Norman began his career at Berry Plastics in 1993 at the Company’s Evansville, Indiana, manufacturing facility.  Since then, Mr. Norman has held managerial and vice president positions in areas such as accounting, finance, and commercial and strategic planning.  Mr. Norman holds a bachelor’s degree in Accounting from the University of Southern Indiana.

Thomas E. Salmon was named President of Berry’s Rigid Closed Top Division effective November 17, 2014.  He previously served as President of Berry’s Engineered Materials Division since 2003.  Mr. Salmon was General Manager for Honeywell Plastics for the two years prior thereto.  He was the Global Sales Director for Allied Signal’s Engineering Plastics and Films business from 1999 to 2001.  Prior to joining Honeywell/Allied Signal, Mr. Salmon held several positions at GE Plastics and GE Lighting, divisions within General Electric.  Mr. Salmon holds a Bachelor of Business Administration from Saint Bonaventure University in Western New York.

Jason K. Greene was named Executive Vice President and General Counsel of Berry Plastics Group, Inc. on January 1, 2013.  He was hired in December 2010 as the Company’s Deputy General Counsel.  Prior to joining the Company, Mr. Greene was Business Transactions and Tax Counsel at Taylor English Duma LLP in Atlanta.  From 1998 until 2007, Mr. Greene held a similar position at Powell Goldstein LLP.  He began his career in Arthur Andersen LLP’s tax practice.  Mr. Greene holds a Bachelor of Accounting, Master of Accounting, and Juris Doctor all from the University of Florida.

Jeffrey D. Thompson was named Executive Vice President, International Business Development of Berry Plastics Group, Inc. on January 1, 2013.  He started as Berry’s first in-house General Counsel on December 1, 2003 and served in that capacity until January 1, 2013.  Mr. Thompson has a B.A. in mathematics from Indiana University and a J.D. from Indiana University Indianapolis.  He is licensed to practice law in Indiana and Colorado and is a member of the Indiana and Evansville bar associations.

James M. Till was named Berry’s Executive Vice President and Controller effective as of January 2, 2014.  Mr. Till started with Berry in 2008, during which time he held multiple positions of increasing responsibility in accounting and finance.  Most recently, Mr. Till had been Berry’s Vice President of Accounting and Finance since 2010.  Prior to joining Berry, he served various accounting roles at both public and private companies after beginning his career at Arthur Andersen LLP.

B. Evan Bayh has been a member of our Board of Directors since 2011.  Mr. Bayh is a senior advisor with Apollo Global Management and a partner with McGuireWoods LLP and is a former U.S. Senator and Indiana Governor.  He was a member of the U.S. Senate from the state of Indiana from 1998 until his retirement in 2011.  While in the Senate, he served on a variety of committees, including the Banking, Housing and Urban Affairs Committee, and the Committee on Small Business and Entrepreneurship.  Prior to serving in the Senate, Mr. Bayh served as Indiana Governor from 1988 to 1997.  Mr. Bayh also serves on the board of directors of Fifth Third Bancorp, Inc., Marathon Petroleum Corporation, RLJ Lodging Trust, and McGraw-Hill Education Inc.  Mr. Bayh’s many years of service in elected office, including as the chief executive of a large Midwestern state, qualifies him to serve as a director of the Company.

Jonathan F. Foster joined our Board of Directors in April 2014. Mr. Foster is Founder and a Managing Director of Current Capital LLC, a private equity investing and management services firm. Prior to this role, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. Mr. Foster has served in numerous key executive leadership positions including: Executive Vice President - Finance and Business Development of Revolution LLC; Managing Director of The Cypress Group; Senior Managing Director and Head of Industrial Products and Services Mergers and Acquisitions at Bear Stearns & Co; and Executive Vice President, Chief Operating Officer, and Chief Financial Officer of ToysRUs.com, Inc. Prior to the aforementioned positions, Mr. Foster was with Lazard, including as a Managing Director, for over 10 years, primarily in mergers and acquisitions. Mr. Foster is a board member of Masonite International Corporation, Lear Corporation and Chemtura Corporation as well as a Trustee of the New York Power Authority. He was previously a member of the board of directors of Smurfit-Stone Container Corporation. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting and Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School. Mr. Foster’s investment banking, finance, and investment experience qualifies him to serve as a director of the Company.

Idalene F. Kesner joined our Board of Directors in April 2014.  Ms. Kesner has served as dean for Indiana University’s Kelley School of Business, since July 2013. Ms. Kesner joined the Kelley School faculty in 1995, coming from a titled faculty position at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. While at Indiana University, Ms. Kesner has served as chairwoman of Kelley’s Full-Time M.B.A. Program, Chairwoman of the Department of Management and Entrepreneurship, and co-directed the School’s Consulting Academy. Ms. Kesner has taught in more than 100 executive programs and served as a consultant for many national and international firms, working on strategic issues. Her research has focused on the areas of corporate boards of directors, corporate governance, and mergers and acquisitions. Ms. Kesner serves on the board of advisors for Lincoln Industries, and she serves on the board of directors for Main Street America Group.  In May 2014, she retired from the board of directors of Sun Life Financial. Ms. Kesner holds an M.B.A. and Ph.D. in business administration from IU and a bachelor’s degree in business administration from Southern Methodist University. Ms. Kesner’s leadership and business acumen as well as her prior years of service on various corporate boards qualify her to serve as a director of the Company.

Carl J. (Rick) Rickertsen was appointed to our Board in January 2013. Mr. Rickertsen is a managing partner of Pine Creek Partners, a private equity investment firm based in Washington, D.C. He has worked in private equity since 1987. Prior to founding Pine Creek Partners in 2004, Mr. Rickertsen was chief operating officer and partner of Thayer Capital Partners. Mr. Rickertsen was a founding partner of three Thayer investment funds and is a published author. He serves on the board of directors of MicroStrategy, Apollo Senior Credit Funds (AIF and AFT), and Noranda. He was formerly a board member of Convera Corporation, UAP Holding Corp., and Homeland Security Capital Corporation. Mr. Rickertsen graduated with distinction from Stanford University and Harvard Graduate School of Business, obtaining a B.S. in Industrial Engineering from Stanford and M.B.A. from Harvard. Mr. Rickertsen's extensive business experience qualifies him to serve as director of the Company.

Ronald S. Rolfe was appointed to our Board in October 2013. Mr. Rolfe was a member of the Litigation Department at Cravath, Swaine & Moore LLP for more than 40 years. In December 2010, he retired as a partner of the firm. During his tenure, Mr. Rolfe led major antitrust and securities cases; SEC, NYSE, NASDAQ, and grand jury investigations; and, a wide range of commercial litigation and arbitrations. He was also active in major merger and acquisition transactions and corporate governance advice. Mr. Rolfe is a board member of Time, Inc. where he serves as Chairman of the Audit and Finance Committee; Reynolds American, Inc. where he serves on the Audit and Finance Committee, and Nominating and Governance Committee; Noranda Aluminum Holding Corporation where he serves on the Environmental, Health, and Safety Committee; and Advanced Assessment Systems, Inc.; and Tune Core, Inc. He holds an A.B. from Harvard College and graduated magna cum laude with a J.D. from Columbia Law School, where he served as an editor of the Columbia Law Review. Mr. Rolfe was also a Harlan Fiske Stone Scholar and James Kent Scholar. Mr. Rolfe dedicates much time to both professional organizations and civic endeavors, including serving as President Emeritus and a Trustee of the Board of The Allen-Stevenson School. Mr. Rolfe’s extensive experience working with public companies and governance issues in both legal counsel and director and committee member capacities qualifies him to serve as a director of the Company.

Robert V. Seminara has been a member of our Board of Directors since 2006.  Mr. Seminara joined Apollo in 2003.  Prior to that time, Mr. Seminara was a member of the Private Equity Group at Evercore Partners from 1996 to 2003.  Prior to his tenure at Evercore, Mr. Seminara was employed by Lazard Frères & Co. in the firm’s Media & Communications Group.  Mr. Seminara also serves on the board of directors of NCL Corporation Ltd., Momentive Specialty Chemicals, Inc. and Momentive Performance Materials Holdings, LLC.  Mr. Seminara has previously served on the board of directors of SkyLink Aviation.  Mr. Seminara graduated summa cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.  Mr. Seminara’s extensive financial and business experience qualifies him to serve as a director of the Company.

Robert A. Steele was appointed to our Board of Directors in October 2014. In 2011, Mr. Steele retired from Procter & Gamble as the company’s Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations. Mr. Steele is a board member of Keurig/Green Mountain Coffee, where he serves on the Audit and Finance committee, and the Compensation and Organizational Development committee. Mr. Steele was previously a member of the board of directors of Beam Inc. and Kellogg Company. Mr. Steele has a bachelor’s degree in Economics from College of Wooster and a M.B.A. from Cleveland State University. Mr. Steele’s in-depth knowledge of the global consumer goods market and his leadership and business experience qualifies him to serve as a director of the Company.

Stephen E. Sterrett joined our Board of Directors in January 2015.  Mr. Sterrett retired on December 31, 2014 as the Sr. Executive Vice President and Chief Financial Officer of Indianapolis-based Simon Property Group, Inc. a position he has held since 2000. Prior to joining the Simon organization in 1988 he was a senior manager with the international accounting firm of Price Waterhouse.  Mr. Sterrett is a former board member of Simon Youth Foundation, Indianapolis Downtown Inc., Crossroads of America Council Boy Scouts of America, Christian Theological Seminary, Goodwill Industries Foundation, Catholic Youth Organization, Geist Christian Church, Lawrence Township Schools Foundation, Training Inc. and of the Juvenile Diabetes Research Foundation.  He currently serves on the boards of Realty Income Corporation, the Greater Indianapolis Chamber of Commerce, and the Indiana Golf Association and its Foundation.  He also currently serves on the board of the Indiana University Center for Real Estate Studies and the Kelley School of Business Dean’s Council.  Mr. Sterrett holds a B.S. degree in accounting and an M.B.A. in finance, both from Indiana University. Mr. Sterrett’s  extensive accounting and financial experience qualifies him to serve as a director of the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 12, 2015, regarding the beneficial ownership of the common stock of Berry Plastics Group, Inc. with respect to:

●	each person known to us to be a beneficial owner of more than 5% of our outstanding common stock;

●	each of our directors and each current executive officer named in the Summary Compensation Table appearing under “Executive Compensation – Summary Compensation Table” below; and

●	all directors and executive officers as a group.

As of January 12, 2015, there were 118,802,903 shares of our common stock outstanding.

Name of Beneficial Owner(1)	Total Beneficially Owned(1)	Right to Acquire(2)	Percent of Class
Jonathan D. Rich	1,961,938	1,559,330	1.6%
Mark W. Miles	215,695	102,779	*
Thomas E. Salmon	45,400	20,000	*
Curt L. Begle	158,650	127,530	*
William J. Norman	153,793	106,741	*
B. Evan Bayh	68,000	43,500	*
Jonathan F. Foster	28,000	28,000	*
Idalene F. Kesner	28,000	28,000	*
Rick Rickertsen	43,500	43,500	*
Ronald S. Rolfe	28,000	28,000	*
Robert V. Seminara	86,753	43,500	*
Robert A. Steele	14,000	14,000	*
All current directors and executive officers as a group (17 persons)			2.6%

*	Less than 1% of common stock outstanding.

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security.  Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.  Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.  Total includes shares that the directors and executive officers have the Right to Acquire.

(2)	Includes options that are currently vested or that will vest within 60 days of January 12, 2015.

CORPORATE GOVERNANCE

General

Berry aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our stockholders.  We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law.  The Board of Directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance.  Some of these guidelines, policies and procedures are discussed below.

Director Independence

Our Board of Directors has determined that all directors and director-nominees, with the exception of Dr. Rich satisfy the independence standards established by the Securities and Exchange Commission and the rules of the NYSE.  Dr. Rich is not considered independent under the listing standards of the NYSE due to his current and past employment relationship with us.  In prior years Messrs. Bayh and Seminara were not considered independent under the listing standards of the NYSE due to their relationships with Apollo Management V, L.P. and Apollo Management VI, L.P., which were significant stockholders of Berry and had certain relationships with the Company in prior years.  Since August 2014, Apollo no longer holds our common stock and therefore no longer has the rights provided to it under the Third Stockholders Agreement.  See “— Transactions with Related Persons” below.  While not required, the ownership of stock in the Company by all directors is strongly encouraged by our Board of Directors. The Board believes that the ownership of a substantial amount of stock in the Company alone is not a basis for disqualifying a director as being independent.

Board Committees

Our Board of Directors comprises a Compensation Committee, an Audit Committee, an Executive Committee, and a Nominating and Governance Committee.  Our Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance Committees of the Board is independent.  The charter for each Board committee is available on our website at www.berryplastics.com.

Audit Committee

Our Audit Committee currently consists of Messrs. Sterrett (Chair), Rickertsen and Rolfe.  Our Board of Directors has determined that Messrs. Sterrett, Rickertsen and Rolfe satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the Securities and Exchange Commission and satisfy the financial sophistication requirements of the NYSE. Messrs. Sterrett and Rickertsen qualify as audit committee financial experts as defined under Securities and Exchange Commission rules and regulations.  During the 2014 fiscal year our Audit Committee held five (5) meetings either in person or by telephone.

The principal duties and responsibilities of our Audit Committee are to oversee and monitor the following:

●	the annual appointment of auditors, including the independence, qualifications and performance of our auditors and the scope of audit and non-audit assignments and related fees;

●	the accounting principles we use in financial reporting;

●	our financial reporting process and internal auditing and control procedures;

●	our risk assessment and risk management practices and policies;

●	the integrity of our financial statements; and

●	our compliance with our Code of Business Ethics.

Compensation Committee

Our Compensation Committee consists of Messrs. Rickertsen (Chair) and Foster.  During the 2014 fiscal year our Compensation Committee held two (2) meetings either in person or by telephone.

The principal duties and responsibilities of our Compensation Committee are the following:

●	approve and recommend to our Board of Directors all compensation plans for (1) the CEO of the Company, (2) all other members of the Senior Management Group, and (3) our Board of Directors;

●	approve the short-term compensation of the Senior Management Group and recommend short-term compensation for members of our Board of Directors;

●	approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans;

●	to lead the Board of Directors in its annual review of the Senior Management Group’s performance; and

●	prepare any report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual proxy statement, if any.

Nominating and Governance Committee

Our Nominating and Governance Committee consists of Messrs. Rolfe (Chair) and Rickertsen and Ms. Kesner.  While committee matters were discussed by members of our Nominating and Corporate Governance Committee during informal sessions, the Nominating and Corporate Governance Committee took appropriate action during the 2014 fiscal year by written resolution.  The principal duties and responsibilities of our Nominating and Governance Committee are the following:

●	implementation and review of criteria for membership on our Board of Directors and its committees;

●	recommendation of proposed nominees for election to our Board of Directors and membership on its committees;

●	recommendations to our Board of Directors regarding governance and related matters; and

●	lead the Board in its annual review of the Board’s performance.

When considering individuals to recommend for nomination to the Board of Directors, the Nominating and Governance Committee considers both the requisite skills and characteristics of individual directors, as well as the composition of the Board of Directors as a whole.  In the course of this assessment, the Nominating and Governance Committee may consider factors that include independence, skills, age, diversity (including viewpoint, professional experience, education, race, gender and national origin diversity) and industry or other relevant experience.  The Nominating and Governance Committee may choose to engage the services of third-party consulting firms to assist during this process, as well.

In addition, the Nominating and Governance Committee will consider stockholder recommendations for director candidates, which should be submitted in writing to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Corporate Secretary, or, alternatively, by email to ir@berryplastics.com, along with the name of the candidate and all biographical and other information the candidate would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time he or she has owned those shares.  The Nominating and Governance Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above.  These procedures relate only to stockholder recommendations for director candidates to be considered by the Nominating and Governance Committee.  Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws.  See “Stockholder Proposals.”

Executive Committee

Our Executive Committee consists of Messrs. Rich and Seminara.  The principal duties and responsibilities of our Executive Committee are the following:

●	the exercise of the powers and duties of the Board of Directors between board meetings and while the Board is not in session, subject to applicable law and our organizational documents; and

●	the implementation of the policy decisions of our Board of Directors.

Meeting Attendance

During the 2014 fiscal year our Board of Directors held four (4) regular meetings and one (1) special meeting either in person or by telephone.  Each director other than Messrs. Harris and Civale (who no longer serve as directors) attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held while he or she was a director during the last fiscal year and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee during the last fiscal year.  All directors have been invited to attend the Annual Meeting, but are not expected to attend. Robert V. Seminara presides over any meeting, including regularly scheduled executive sessions, of the non-management directors.  If Mr. Seminara is not present at such a session, the presiding director is chosen by a vote of those present at the session.

Board Leadership Structure

At present, the Board of Directors has chosen to combine the positions of Chief Executive Officer and Chairman of the Board so that the same person serves in both roles.  The Board believes that at this time, the interests of the Company and its stockholders are better served with one person serving in both roles and that the Chief Executive Officer is the person with the necessary experience and support of the other Board members to carry out the role of Chairman in an effective manner.  The Board is aware that in the future, there may be circumstances under which it will be appropriate to appoint an independent Chairman.  Therefore, the Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board should be separated or combined.  The Board believes the current structure promotes a cohesive leadership structure and a unified direction for the Board and executive management, and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for success or failure.  Moreover, the Board believes that having our Chief Executive Officer serve as Chairman gives management a strong voice on the Board.

Board Role in Risk Oversight

It is the direct responsibility of the Chief Executive Officer and the other members of management to manage the Company’s enterprise risks on a day-to-day basis.  The Board of Directors has responsibility for the oversight of risk management on an enterprise-wide basis through regular updates from management and the strategic planning process.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing and discussing with management the Company’s major risk exposures and the results of an annual corporate-wide risk assessment, the related corporate guidelines, and policies for risk assessment and risk management  The Company’s approach to risk management is to identify, prioritize, monitor and appropriately mitigate all material business risks in order to support the Company’s strategy, including proper financial management and sustainable growth, while protecting and enhancing stockholder value.  In addition, the Board of Directors delegates certain risk management oversight responsibilities to its committees; for example, the Audit Committee is responsible for monitoring our material financial and other risk exposures, including risks relating to the financial reporting process and internal controls, as well as risks from related party transactions, and the Compensation Committee is responsible for overseeing risks relating to our compensation programs.

Communications with the Board

Any person who wishes to communicate with the Board of Directors, including the independent directors, may direct a written communication, addressed to the Board of Directors or to the independent directors, to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Corporate Secretary, or, alternatively, by email to ir@berryplastics.com.  All correspondence will be logged and forwarded to the director or directors to whom it is addressed.

Code of Business Ethics

We have a Code of Business Ethics that applies to all employees, including our Chief Executive Officer and senior financial officers.  The Company’s policy is to conduct its business in accordance with the highest ethical, moral, and legal standards, efficiently, in good faith, with due care, and in the best interests of the Company, its employees, and stockholders.  Each Company director, officer, and employee has a primary duty to act at all times to uphold these standards and to act with honesty, integrity and fairness, and without actual or apparent conflict of interest. Our Code of Business Ethics can be obtained on our website.

Compensation of Directors

Non-employee directors receive $21,250 per quarter plus $10,000 annually for serving as Chair of a Board committee and are reimbursed for out-of-pocket expenses incurred in connection with their duties as directors.  For fiscal 2014, non-employee directors earned fees and equity awards as shown in the following table.

Name	Fees Earned or Paid in Cash	Option Awards(4)	Total
B. Evan Bayh	$85,000	$105,420	$190,420
Anthony M. Civale (1)	42,500	105,420	147,920
Jonathan F. Foster (5)	42,500	104,356	146,856
Donald C. Graham (2)	42,500	105,420	147,920
Joshua J. Harris (3)	85,000	105,420	190,920
David B. Heller	95,000	105,420	200,420
Idalene F. Kesner (5)	42,500	104,356	146,856
Carl J. Rickertsen	90,000	105,420	195,420
Ronald S. Rolfe	90,000	105,420	195,420
Robert V. Seminara	95,000	105,420	200,420
Robert A. Steele (6)	-	-	-

(1)	Anthony M. Civale resigned from the Board of Directors effective April 10, 2014.

(2)	Donald C. Graham resigned from the Board of Directors effective April 10, 2014.

(3)	Joshua J. Harris resigned from the Board of Directors effective October 3, 2014.

(4)
Reflects grant date fair value, as computed in accordance with FASB ASC Topic 718, of options for 14,000 shares at an exercise price of $21 per share awarded to each non-employee director on November 26, 2013; Jonathan F. Foster’s 14,000 options and Idalene F. Kesner’s 14,000 options were granted on May 6, 2014 at an exercise price of $22.95.

(5)	Jonathan F. Foster and Idalene F. Kesner were appointed to the Board of Directors effective April 10, 2014.

(6)	Robert A. Steele was appointed to the Board of Directors effective October 3, 2014.

On November 25, 2014, each non-employee director was granted options to purchase 14,000 shares of common stock at an exercise price of $28.75, which is equal to the closing price of a share of our common stock on the grant date.  These options have a ten-year term and vested upon issuance.

Transactions with Related Persons

Stockholders Agreement

Apollo, Graham Partners and certain of our employees who invested in Berry Plastics Group, Inc. entered into a stockholders agreement in 2007 that was amended and restated upon completion of our initial public offering in October 2012 and most recently in January 2015 (the “Fourth Stockholders Agreement”).  The Fourth Stockholders Agreement provides for, among other things, a restriction on the transferability of the equity ownership of the Company of each employee and certain other stockholders that are parties thereto, piggyback registration rights and repurchase rights by the Company in certain circumstances.

Prior Stockholders Agreement

Prior to the January 15, 2015 effective date of the Fourth Stockholders Agreement, the stockholders agreement previously in effect (the “Third Stockholders Agreement”) also provided for demand registration rights for Apollo Management V, L.P. and Apollo Management VI, L.P. (collectively, “Apollo”) and by certain affiliates of Graham Partners, Inc. (collectively, “Graham”) and board and information rights for Apollo.  In addition, the Third Stockholders Agreement provided that, except as otherwise required by applicable law, if Apollo continued to hold (a) at least 50% of our outstanding common stock, it would have the right to designate no fewer than that number of directors that would constitute a majority of our Board of Directors, (b) at least 30% but less than 50% of our outstanding common stock, it would have the right to designate up to five director nominees, (c) at least 20% but less than 30% of our outstanding common stock, it would have the right to designate up to four director nominees, and (d) at least 10% but less than 20% of our outstanding common stock, it would have the right to designate up to three director nominees.  When Apollo ceased to own at least 10% of our outstanding common stock, it had  no further right to designate director nominees under the Third Stockholders Agreement.

Under the Third Stockholders Agreement, the approval of a majority of the members of our Board of Directors, including the approval of a majority of the directors nominated by Apollo voting on the matter, was required under certain circumstances.  These included, as to us and, to the extent applicable, each of our subsidiaries:

●	the amendment, modification or repeal of any provision of our certificate of incorporation and bylaws or similar organizational documents in a manner that adversely affects Apollo;

●
the issuance of additional shares of any class of our capital stock (other than any award under any stockholder approved equity compensation plan or any intra-company issuance among us and our subsidiaries);

●
a merger or consolidation of us with or into any other entity, or transfer (by lease, assignment, sale or otherwise) of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to another entity, the entry into or agreement to undertake any transaction that would constitute a “Change of Control” as defined in our or our subsidiaries’ principal credit facilities or note indentures;

●
the consummation of any acquisition of the stock or assets of any other entity (other than any of our subsidiaries), in a single transaction or a series of related transactions, involving consideration in excess of $75 million in the aggregate, or the entry into any joint venture requiring a capital contribution in excess of $75 million;

●
the incurrence of indebtedness, in a single transaction or a series of related transactions, aggregating to more than $75 million, except for borrowings under a revolving credit facility that has previously been approved or is in existence (with no increase in maximum availability);

●	making a single or series of related capital expenditures in excess of $25 million in any fiscal year;

●	the declaration of any dividends or other distributions (other than intra-company dividends or distributions of any of our subsidiaries);

●	the termination of the Chief Executive Officer or designation of a new Chief Executive Officer;

●	a change in the size of the Board of Directors; and

●	the creation of any non-wholly owned subsidiary of us or any of our subsidiaries.

These approval rights terminated when Apollo ceased to own at least 25% of our outstanding common stock.

Income Tax Receivable Agreement

In connection with the initial public offering, we entered into an income tax receivable agreement that provides for the payment by us to our pre-initial public offering stockholders, option holders and holders of our stock appreciation rights of 85% of the amount of cash savings, if any, in U.S. federal, foreign, state and local income tax that we actually realize (or are deemed to realize in the case of a change of control) as a result of the utilization of our and our subsidiaries’ net operating losses attributable to periods prior to the initial public offering.  During fiscal 2014, the Company made $32 million of payments related to the tax receivable agreement, of which Apollo received $28 million.  The Company made an additional $39 million of payments in the first fiscal quarter of 2015 related to the tax receivable agreement, of which Apollo received $34 million. Based on our current taxable income estimates, we expect to pay an additional $234 million in cash between fiscal 2016 and the term of the agreement.

Underwriting Fees and Registration Expenses

Under the Third Stockholders Agreement, the Company was generally required to pay all expenses incurred by the Company (but not underwriting discounts and sales commissions) in connection with the registration of the common stock held by affiliates of Apollo and Graham Partners for resale pursuant to the registration rights provisions of the agreement. In February 2014, June 2014 and August 2014, certain funds affiliated with Apollo sold 9 million shares in a secondary public offering for proceeds of $205 million, 10 million shares in a secondary public offering for proceeds of $237 million and 14.7 million shares in a secondary public offering for proceeds of $360 million, respectively. The Company received no proceeds and incurred fees of approximately $1 million related to each of these offerings.

In connection with the incremental term loan Berry Plastics Corporation entered into in January 2014, the Company paid a $1 million underwriting fee to Apollo Global Securities, LLC, an affiliate of Apollo that served as a manager of the offering.

Review and Approval of Related Party Transactions

Our Board of Directors has adopted a written policy for the review and approval or ratification of any transaction with any related party where the aggregate amount involved is expected to exceed $120,000 and in which any related party had, has or will have a direct or indirect material interest, with the exception of (i) certain transactions involving another company in which the related party’s only relationship is as a non-executive employee, director or less-than-10% equity owner or limited partner and (ii) certain additional exceptions.  Under the policy, the Audit Committee shall review such related party transactions and may approve or ratify them only if it is determined that they are fair as to, and not inconsistent with the best interests of, the Company, considering all relevant facts and circumstances.  When reviewing a related party transaction, the Audit Committee may take into consideration all of the relevant facts and circumstances available to it, including, to the extent relevant and feasibly provided:  (a) the material terms and conditions of the transaction; (b) the related party’s relationship to the Company; (c) the related party’s interest in the transaction; (d) the approximate dollar value of the transaction and of the related party’s interest in the transaction; (e) the aggregate amount of all payments or installments to be made, in the case of a transaction providing for periodic payments or installments; (f) the aggregate amount of principal to be outstanding and interest rate payable, in the case of indebtedness; and (g) any other material information.

The policy requires any officer, director or employee of the Company or its subsidiaries who becomes aware of a potential related party transaction to notify the Chief Financial Officer or an Executive Vice President of the Company, who shall then review the proposed transaction and, if it is expected to fall within the policy, present it to the Audit Committee for review. Under the policy, the Audit Committee must approve any related party transaction by the affirmative vote of a majority of its disinterested members. If advance approval is not feasible, then the Audit Committee must ratify the related party transaction at its next regularly scheduled meeting or the transaction must be rescinded. In addition, the Chair of the Audit Committee may pre-approve or ratify any related party transaction in which the aggregate amount involved is reasonably expected to be less than $100,000.

Other than as described above, the Company has not entered into any related party transactions required to be disclosed under Securities and Exchange Commission rules and regulations during fiscal 2014.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  It is composed of three directors, each of whom the Board of Directors has determined are “independent directors” as defined by NYSE listing standards.  The Audit Committee’s responsibilities are set forth in its written charter approved by the Board of Directors.  The Board has also determined that the members of the Audit Committee meet the financial literacy requirements of NYSE listing standards.

Management is responsible for the Company’s financial reporting process.  The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them.  The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.  For the fiscal year ended September 27, 2014, the Audit Committee engaged Ernst & Young LLP to serve as the Company’s independent auditor.

The Audit Committee has met and held discussions with management and Ernst & Young LLP.  The Audit Committee reviewed and discussed the financial statements for fiscal 2014 with management. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended September 27, 2014 were prepared in accordance with the standards of the Public Company Accounting Oversight Board (United States), and the Audit Committee has reviewed and discussed these consolidated financial statements with management.  The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board as part of Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence.  In addition, the Audit Committee approves in advance all engagements of the Company’s independent auditor.  The Audit Committee determined that Ernst & Young’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.

Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Company’s Form 10-K, and made a formal recommendation to the Board of Directors to that effect.

Members of the Audit Committee at the time of the filing of the Form 10-K who approved this report:

Carl J. Rickertsen
Ronald S. Rolfe

EXECUTIVE COMPENSATION

The Compensation Committee makes all final compensation decisions for our executive officers, including each of our “named executive officers” identified in our Summary Compensation Table below and established the annual salaries and bonuses paid to vice presidents and above (which we collectively refer to as the “Senior Management Group”) for the 2014 fiscal year.  Below is a discussion of the principles outlining our executive compensation program.

Compensation Discussion and Analysis

Our goal as an employer is to ensure that our pay practices are equitable as compared to market practice, facilitate appropriate retention, and reward exceptional performance.  We have conducted studies to better understand compensation programs of other manufacturing companies similar in size to the Company.  Our studies have reviewed base salary, bonus, and long-term equity awards, and based on such studies, we believe that our overall compensation levels are competitive with other comparable companies.

The Company believes that executive compensation should be designed to align closely the interests of its Senior Management Group and stockholders and to attract, motivate, reward and retain superior management talent.  The Company utilizes the following guidelines pertaining to executive compensation:

●	pay compensation that is competitive with the practices of other manufacturing businesses that are similar in size to the Company;

●	wage enhancements aligned with the performance of the Company;

●	pay for performance by:

●	setting performance goals determined by the Compensation Committee for our Executive Officers and by our CEO and the Compensation Committee for other members of our Senior Management Group;

●	providing a short-term incentive award opportunity through a bonus plan that is based upon achievement of these goals; and

●
providing long-term incentive opportunities in the form of equity awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with those of our investors and stockholders.

Role of Compensation Committee

The Compensation Committee’s specific roles are to:

●	approve and recommend to our Board of Directors all compensation plans for (1) the CEO of the Company, (2) all other members of the Senior Management Group, and (3) our Board of Directors;

●	approve the short-term compensation of the Senior Management Group and recommend short-term compensation for members of our Board of Directors;

●	approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans;

●	to lead the Board of Directors in its annual review of the Senior Management Group’s performance; and

●	prepare any report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual proxy statement, if any.

Role of Compensation Consultant and Benchmarking Analysis

In preparation for the Company’s initial public offering in October 2012, the Compensation Committee engaged Towers Watson to assist in developing an executive compensation program that will attract and retain executive talent as the Company transitioned from privately to publicly-held, with a particular focus on the long-term incentive component of the compensation program. Towers Watson’s assistance included review of the Company’s executive compensation philosophy, developing benchmark compensation data for the top twenty-five executives, and advising the Committee on equity grant allocations, long-term incentive program design and grant terms.

Towers Watson provided the Compensation Committee with certain benchmarking data for base salaries, total cash compensation (defined as actual base salary plus target short-term incentive compensation) and total direct compensation (defined as target total cash compensation plus annualized value of long-term incentive grants).  Towers Watson conducted benchmarking analyses based on both general survey data and a peer group of 15 public companies.  The survey data was based on Towers Watson’s 2011 Executive Compensation Database. Towers Watson utilized survey data for companies with $3 billion to $6 billion in annual revenues for corporate-level positions, and utilized data from appropriate revenue ranges for each of Berry’s divisions with respect to Berry’s senior group and division-level positions.  The peer group analysis was based on a peer group of 15 companies publicly traded in the United States or Canada consisting of:

Ball Corporation	Sealed Air Corporation	Westlake Chemical Corp.
Owens-Illinois, Inc.	Bemis Company, Inc.	Silgan Holdings Inc.
Eastman Chemical Co.	The Clorox Company	AptarGroup, Inc.
Avery Dennison Corporation	Sonoco Products Co.	Grifton Corporation
MeadWestvaco Corporation	Greif, Inc.	CCL Industries

This peer group of companies had median revenue of $5.2 billion and median market capitalization of $3.6 billion as of April 2012.

In establishing the Company’s executive compensation program following the initial public offering, including base salaries, bonus opportunities, and long-term equity incentives, the Compensation Committee generally targeted the 50th percentile subject to adjustment based on individual performance. Towers Watson reported to the Compensation Committee that the compensation of the named executive officers of Berry was below the median of the peer group and survey data as of April 2012.  In view of the benchmarking data provided by Towers Watson, the Compensation Committee took a number of steps to implement market compensation practices and reflect the transition from a private to a publicly-held company.  These steps included the adjustments to base salaries reflected in the Summary Compensation Table for fiscal 2014, the adoption of the Berry Plastics Group, Inc. Executive Bonus Program described below, and the adoption of the 2012 Long-Term Incentive Plan and option grants thereunder in connection with our public offering.

In view of the limited number of shares remaining available under the Company’s existing incentive plans, in 2014 the Compensation Committee engaged Towers Watson to help design the 2015 Plan and provide advice regarding the number of shares to be reserved thereunder (See Proposal 3 below).  Towers Watson’s assistance in designing the 2015 Plan included reviewing the Company’s outstanding stock option grants, providing detail on market-competitive share plan design features, collecting and reporting on market-competitive rates on share overhang, annual burn rate, share value transfer rates and equity vehicles used and developing a final report based on management’s feedback and presenting such report to the Compensation Committee for review and approval.

In addition, the Compensation Committee has also engaged Towers Watson to update its market benchmarking data for the Company’s top twenty-eight executives, which is expected to be delivered in 2015.

Role of Executive Officers

The performance goals of each member of our Senior Management Group are reviewed annually.  This information, along with the performance of the Company and market data, determines the wage adjustment recommendation presented to the Compensation Committee.  All other compensation recommendations with respect to members of our Senior Management Group are made by the CEO pursuant to policies established in consultation with the Compensation Committee and recommendations from our Human Resource Department.

The Compensation Committee evaluates the performance of the CEO and determines the CEO’s compensation in light of the goals and objectives of the compensation program.  The Compensation Committee expects to review, on at least an annual basis, the performance of the CEO as compared to the achievement of the Company’s goals and any individual goals.  The CEO, together with the Human Resource Department, will review annually the performance of each member of the Senior Management Group as compared with the achievement of the Company or operating division goals, as the case may be, together with each executive’s individual goals and make compensation recommendations to the Compensation Committee.  The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the executives.  Both performance and compensation are evaluated to ensure that the Company is able to attract and retain high quality executives in vital positions and that their compensation, taken as a whole, is competitive and appropriate compared to that of similarly situated executives in other corporations within the Company’s industry.

Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast a non-binding advisory vote on executive compensation once every three years (a “say-on-pay proposal”).  At the Company’s annual meeting of stockholders held on March 20, 2013, 99.8% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal.  The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation.  The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.  At the March 20, 2013 annual meeting, stockholders approved, on non-binding advisory basis, holding a vote on say-on-pay proposals once every three years, with over 77% of the votes cast voting for a three-year frequency.

Executive Compensation Program

The compensation of our executive officers is generally classified into the following three categories:  (1) base salary, (2) annual bonus, and (3) long-term equity awards in the form of Company stock options.  The Company has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of the Company’s business.  Base salary and bonus targets are set with the goal of motivating our named executive officers and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform.  Our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives, retaining key talent and more closely aligning the interests of management with our stockholders.

The compensation program for our named executive officers is reviewed on an annual basis. In setting individual compensation levels for a particular executive, the total compensation package is considered, along with the executive’s past and expected future contributions to our business.

Base Salary

Our executive officers’ base salaries depend on their position within the Company and its subsidiaries, the scope of their responsibilities, the period during which they have been performing those responsibilities and their overall performance.  Base salaries are reviewed annually and are generally adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  Fiscal 2014 base salary adjustments for members of our Senior Management Group generally reflected a cost of living increase, with limited additional adjustments based on performance and changes in position or responsibility.

Annual Bonus

The Company has a long history of sharing profits with employees.  This philosophy is embedded in our corporate culture and is one of many practices that has enabled the Company to continually focus on improvement and be successful.

Our executive bonus programs have historically been administered on a calendar year rather than fiscal year basis.  In connection with our initial public offering on October 3, 2012, we adopted the Berry Plastics Group, Inc. Executive Bonus Plan, which replaced the Executive Profit Sharing Bonus Program that was in effect for prior years.  The Executive Bonus Plan is intended to provide an incentive for superior work and to motivate covered key executives toward even greater achievement and business results, to tie their goals and interests to those of the Company and our stockholders and to enable us to attract and retain highly qualified executives.  Under the Executive Bonus Plan, we may pay bonuses (including, without limitation, discretionary bonuses) to covered key executives, including our named executive officers, based upon such terms and conditions as our Compensation Committee may in its discretion determine.  The Executive Bonus Plan is administered by our Compensation Committee.

Our Compensation Committee approved calendar years 2013 and 2014 target values of awards and awards paid under the Executive Bonus Plan.  Depending on our overall business performance, which for calendar years 2013 and 2014 were specifically related to our attainment of Adjusted EBITDA and equity growth, each named executive officer, other than Dr. Rich, is eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 137% of his or her annual base salary.  Dr. Rich is eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 200% of his annual base salary.  These targets were subject to change at the discretion of the Compensation Committee.  Performance objectives were generally set on an annual basis.  The applicable performance period was the calendar year in which the bonus award opportunity was granted.  The impact of certain late 2013 acquisitions and dispositions was excluded  from Adjusted EBITDA for purposes of the calendar 2013 bonus calculation.

In determining the calendar years 2013 and 2014 target values of awards under the Executive Bonus Plan, 75% of the target value of the award was based on attaining 100% of the applicable annual Adjusted EBITDA target, and 25% was based on growth in equity value (as represented by operating EBITDA growth and net debt reduction).  By meeting both target values, named executive officers, other than Dr. Rich, qualify to earn 68.5% of their annual base salary.  By meeting both targets, Dr. Rich qualifies to earn 100% of his annual base salary.  Calendar years 2013 and 2014 bonus payments under the Executive Bonus Plan thus are directly tied to the performance of the Company.  Upon approval by our Compensation Committee, bonuses are generally paid, to the extent earned, on an annual basis on a date determined by the Compensation Committee.  Based on our actual results for calendar 2013, our named executive officers, with the exception of Dr. Rich, earned a bonus equal to 36% of annual salary (36% of annual salary based on Adjusted EBITDA and 0% of annual salary based on operating EBITDA growth and net debt reduction).  Dr. Rich earned a bonus equal to 53% of his annual salary (53% of annual salary based on Adjusted EBITDA and 0% of annual salary based on operating EBITDA growth and net debt reduction). The total amount of bonus earned for calendar 2014 has not yet been determined because our results for the quarter ended December 27, 2014 have not yet been finalized.  In December 2014, we paid our named executive officers 30% (except for Dr. Rich who was paid 43.5%) of their respective annual salaries, which represents a portion of their respective 2014 target amounts that the Compensation Committee was highly confident would be achieved based on preliminary results then available.  Final bonus amounts earned for calendar 2014 will be determined and approved by the Compensation Committee once our results for the quarter ended December 27, 2014 are released, and the remaining portion of the bonuses earned will be paid at that time.

Equity Compensation Plans

In 2006, we adopted the 2006 Equity Incentive Plan (the “2006 Plan”).  The 2006 Plan permits us to grant stock options, stock appreciation rights, and rights to purchase shares to employees, directors or consultants of the Company or any of its subsidiaries.  The 2006 Plan is administered by our Board of Directors or, if designated by our Board of Directors, by the Compensation Committee.

Our 2012 Long-Term Incentive Plan, which our stockholders approved in September 2012 (the “2012 Plan” and, together with our 2006 Plan, the “Existing Plans”), permits us to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to employees, directors and consultants of the Company or any of its subsidiaries.  The 2012 Plan is administered by our Board of Directors or, if designated by our Board of Directors, by the Compensation Committee.  Subject to adjustment, the 2012 Plan authorizes the issuance of up to 9,297,750 shares of common stock pursuant to the grant or exercise of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards.  In November 2013, we granted under the 2012 Plan stock option awards with respect to approximately 2.7 million shares in the aggregate to non-employee directors, employees and officers, including our named executive officers as follows:  Dr. Rich— 640,000 options,  Mr. Miles—160,000 options, Mr. Salmon—100,000 options, Mr. Begle—90,000 options, and Mr. Norman— 90,000 options.

At the Annual Meeting, stockholders will be asked to approve the 2015 Plan (together with the Existing Plans, the “Equity Incentive Plans”), pursuant to which 7,500,000 shares of common stock would be reserved for issuance.  See Proposal 3 for a more complete description of the 2015 Plan.  If the 2015 Plan is approved by the stockholders, no additional awards would be granted under either of the Existing Plans, and each of the Existing Plans would be amended to fix the number of shares reserved under such plan at the number of shares subject to outstanding awards at the time of stockholder approval of the 2015 Plan.  Any shares that would otherwise again become available under the terms of the Existing Plans would not be used to grant additional awards.  In determining the number of shares proposed to be reserved under the 2015 Plan, our Board of Directors and Compensation Committee took into account the remaining shares of our common stock that would no longer be available for issuance under the Existing Plans as a result of these amendments.

The Compensation Committee generally awards options annually shortly following the announcement of our fiscal year end results, but it has the authority to vary that practice as appropriate in connection with new hires or as otherwise deemed appropriate.  The number of stock options awarded annually has generally been determined using the benchmark data provided by Towers Watson in connection with our initial public offering, along with limited performance-based exceptions.  The exercise price for option awards is the fair market value of our common stock on the date of grant.  Since our public offering in October 2012, the fair market value of a share of our common stock is determined for this purpose by reference to the public trading price of a share of our common stock on the date of grant of the option (e.g., using a weighted average or closing price).  The Compensation Committee is not prohibited from granting awards at times when it is in possession of material nonpublic information.  However, no inside information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material nonpublic information to affect the value of those awards.

From time to time, we have granted to our executives stock options or stock appreciation rights under our Equity Incentive Plans in accordance with the terms of stock option or stock appreciation right award agreements.  The Compensation Committee believes that the granting of awards under the Equity Incentive Plans promotes, on a short- and long-term basis, an enhanced personal interest for our executives and an alignment of those interests with the goals and strategies of the Company and the interests of our stockholders.  The Compensation Committee also believes that the equity grants provide not only financial rewards to such executives for achieving Company goals but also provide additional incentives for executives to remain with the Company.

Generally, options granted become vested and exercisable over a five-year period.  Unless set forth otherwise in the applicable award agreement, time-based options generally vest in 20% increments on each of the first five anniversaries of the grant date.  Performance-based options vest upon achievement of certain internal rate of return targets, and performance options granted and outstanding under the 2006 Plan vest on the ninth anniversary of the date of grant regardless of the achieving of the defined targets.  In each case, the vesting of options is generally subject to the grantee’s continued employment at the Company or at one of its subsidiaries as of the applicable vesting date (subject to certain exceptions, as described below).

The maximum term of options granted under our Equity Incentive Plans is ten years.  Subject to certain exceptions set forth in the applicable stock option award agreement, unvested options will automatically be forfeited upon termination.  Prior to the effective date of the modifications discussed under “Option Modifications” below, with respect to options granted under the 2012 Plan, upon a termination for any reason other than for cause, the death or disability of the participant, or a voluntary termination of employment by the participant, an additional 5% of the participant’s options would vest for each full three-month period lapsed from the prior vesting date or, in the case of such a termination prior to the first anniversary of the grant date, the grant date.  In the case of a termination for cause, vested options are forfeited.  All vested options held by the participant upon a termination of employment (other than for cause) would expire 90 days after termination except as set forth below.

With respect to options granted under the 2006 Plan, 20% of each grantee’s option grants become vested upon a “change in control” of us, and 40% of each grantee’s option grants become vested if such change in control results in the achievement of a targeted internal rate of return.  In the case of Dr. Rich, our Chief Executive Officer, different vesting terms and conditions apply to his unvested stock options in the event his employment is terminated under certain circumstances or there is a change of control of us.  With respect to options granted under the 2012 Plan, if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s options become vested.

Option Modifications

In October 2012, in connection with our initial public offering, the Company modified certain option awards and stock appreciation rights that vested one year prior to option termination (or upon meeting certain performance targets if earlier) to vest immediately upon completion of the initial public offering.  In August 2013, the Company  modified the Equity Incentive Plans and option awards and stock appreciation rights granted thereunder to provide (i) accelerated vesting of all unvested options upon an employee's death or permanent disability, (ii) in the event of an employee's qualified retirement, continuation of the normal vesting period applicable to the retiree's unvested options, as well as an extension of the exercise period to the end of the original ten-year term of the retiree's vested options and (iii) that all unvested options and stock appreciation rights that were subject to performance-based vesting criteria as of January 1, 2013 (excluding internal rate of return performance-based options, including those held by the Chief Executive Officer) were modified to time-based vesting.  The modifications related to death, disability and retirement were made to provide executive equity incentive compensation that we believe is competitive with the practices of other manufacturing businesses that are similar in size to the Company.  The awards subject to performance-based acceleration were modified to be consistent with the terms of awards currently granted by the Company.  Prior to the initial public offering, the Company had granted options at various times that were designed in a manner more consistent with a private equity-owned company.  As modified, these awards vest in five equal installments over five years from the date of grant.

Compensation Programs and Risk Management

We have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.  Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to the Company and its stockholders.  The combination of performance measures applicable to annual bonuses and equity compensation awards granted to our executive officers and the multi-year vesting schedules applicable to equity awards granted to our executives encourages our executives to maintain both a short- and long-term view with respect to Company performance.

Post-Employment Compensation

We provide post-employment compensation to our employees, including our named executive officers, as a continuation of our historical practices.  The Compensation Committee believes that offering such compensation allows us to attract and retain qualified employees and executives in a highly competitive marketplace and rewards our employees and executives for their contribution to the Company during their employment.

A principal component of our post-employment executive officer compensation program is a qualified defined contribution 401(k) plan and a retirement health plan, which plans apply to all of our employees generally.  Additionally, as described in more detail below, certain of our named executive officers are party to employment agreements with us that provide for termination rights and benefits.  Under the 401(k) plan, the Company awards a $200 lump sum contribution annually for participating in the plan and matches dollar-for-dollar the first $300 contributed by participants, with an additional match equal to 10% of the applicable participant’s elective deferrals made during the plan year (subject to the limits set forth under the Internal Revenue Code).  Participants who contribute at least $1,000 will also receive an additional $150 lump sum deposit at the end of the year.  Company matching contributions are immediately vested upon contribution.

Perquisites and Other Personal Benefits

The Compensation Committee periodically reviews the perquisites provided to our executive officers to ensure that they are reasonable, competitive and consistent with the overall compensation program.  Such perquisites include for certain of our executive officers (as set forth in more detail in the Summary Compensation Table below and accompanying footnotes) use of a Company-provided car or car allowance, and, for our CEO, financial planning and tax return preparation and limited personal use of the Company’s corporate aircraft.

Section 162(m) of the Internal Revenue Code

From and after the time that our compensation programs become subject to Section 162(m) of the Internal Revenue Code, we intend to consider the structure of base salary, annual bonus and equity award compensation in order to maintain the deductibility of compensation under Section 162(m), to the extent we believe it is in the best interests of our stockholders to do so.  However, the Compensation Committee will take into consideration other factors, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.  Transition provisions under Section 162(m) may apply for a period of approximately three to four years to certain compensation arrangements that were entered into by us prior to being publicly traded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the “Compensation Discussion and Analysis” included in this proxy statement.  Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

THE COMPENSATION COMMITTEE
Jonathan F. Foster
Carl J. Rickertsen

Compensation Committee Interlocks and Insider Participation
During fiscal 2014, no officer or employee served as a member of the Compensation Committee.  Robert V. Seminara, a member of our Compensation Committee through April 10, 2014, has a relationship with Apollo.  We paid underwriting fees and made other payments to Apollo and its  affiliates in  fiscal 2014 as described under “Corporate Governance—Transactions with Related Persons.” As such, Mr. Seminara may be an indirect beneficiary of the relationship between Apollo and us. During the remainder of fiscal 2014 since April 10, 2014, none of the members of our Compensation Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to each person serving as our chief executive officer or chief financial officer during the three most recent fiscal years and each of the other three most highly compensated executive officers as of the end of the most recent fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards (1)	All Other Compensation		Total
Jonathan D. Rich	2014	$1,023,531	$525,000	$4,819,200	$54,480	(2)	$6,421,251
Chairman and	2013	1,001,229	679,511	4,425,120	60,802		6,166,622
Chief Executive Officer	2012	864,716	776,687	—	*		1,646,963

Mark W. Miles	2014	$400,254	$110,290	$1,204,800	*		$1,724,738
Chief Financial Officer(3)

Thomas E. Salmon	2014	$477,403	$151,739	$753,000	*		$1,392,850
President—Engineered	2013	434,313	323,143	614,500	*		1,381,935
Materials Division(4)	2012	429,066	429,988	—	$13,430		872,484

Curt L. Begle	2014	$390,305	$136,797	$677,700	*		$1,211,255
President—Rigid	2013	383,350	261,957	835,382	*		1,486,977
Closed Top Division(4)

William J. Norman	2014	$358,626	$115,448	$677,700	$10,244	(5)	$1,162,018
President—Rigid
Open Top Division(6)

James M. Kratochvil	2014	$201,489	$185,399	$--	$14,058	(5)	$400,946
Former Chief Financial Officer(3)	2013	526,021	389,523	1,106,280	17,860		2,039,684
	2012	503,809	443,225	--	22,513		969,547

* Indicates a value less than $10,000.

(1)
Equals the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718, of the grants of nonqualified stock options.  For a description of the assumptions used to value these options, please refer to Note 1 to the “Notes to Consolidated Financial Statements.” For Messrs. Kratochvil, Begle and Salmon, fiscal 2013 amounts include incremental fair value associated with option modifications. See the “Compensation Discussion and Analysis—Option Modifications” above.

(2)
Includes costs incurred by the Company for financial planning and tax return preparation, $32,760 of incremental cost to the Company for personal use of corporate aircraft, costs of group life insurance coverage provided to the executive, matching contributions made by the Company to the executive’s account under the Company 401(k) plan and health premium reimbursement.

(3)	Mr. Kratochvil retired and Mr. Miles was appointed as Chief Financial Officer effective January 2, 2014.

(4)	Position held as of fiscal year end.

(5)
Includes costs incurred by the Company for the executive’s personal use of a Company-provided vehicle, costs of group life insurance coverage provided to the executive, matching contributions made by the Company to the executive’s account under the Company 401(k) plan and health premium reimbursement.

(6)	Mr. Norman was appointed as President—Rigid Open Top Division effective October 8, 2013.

Grants of Plan-Based Awards for Fiscal 2014

The following table sets forth certain information regarding grants and modifications of plan-based awards in fiscal 2014.

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Jonathan D. Rich:
Stock Options(1)	11/26/2013	640,000	$21.00	$4,819,200

Mark W. Miles:
Stock Options(1)	11/26/2013	160,000	$21.00	$$1,204,800

Thomas E. Salmon:
Stock Options(1)	11/26/2013	100,000	$21.00	$753,000

Curt L. Begle:
Stock Options(1)	11/26/2013	90,000	$21.00	$677,700

William J. Norman:
Stock Options(1)	11/26/2013	90,000	$21.00	$677,700

(1)	Options vest 20% on each of the first five anniversaries of the date of grant, subject to the terms and conditions of the plan and award agreement.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the number of outstanding equity awards held by each of our named executive officers as of September 27, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/sh)	Option Expiration Date
Jonathan D. Rich	1,061,662	163,337	(1)	$6.12	10/04/20
Jonathan D. Rich	144,000	576,000	(2)	$16.00	10/03/22
Jonathan D. Rich	—	640,000	(3)	$21.00	11/26/23
Mark W. Miles	52,779	—		$8.16	9/20/16
Mark W. Miles	9,000	36,000	(2)	$16.00	10/03/22
Mark W. Miles	—	160,000	(3)	$21.00	11/26/23
Thomas E. Salmon	33,516	—		$8.16	6/04/17
Thomas E. Salmon	92,168	—		$9.21	1/01/18
Thomas E. Salmon	20,000	80,000	(2)	$16.00	10/03/22
Thomas E. Salmon	—	100,000	(3)	$21.00	11/26/23
Curt L. Begle	18,718	—		$8.16	9/20/16
Curt L. Begle	15,704	—		$3.04	1/01/19
Curt L. Begle	53,826	—		$6.18	1/01/20
Curt L. Begle	20,000	80,000	(2)	$16.00	10/03/22
Curt L. Begle	—	90,000	(3)	$21.00	11/26/23
William J. Norman	97,779	—		$8.16	9/20/16
William J. Norman	7,962	—		$8.16	6/04/17
William J. Norman	9,000	36,00	(2)	$16.00	10/03/22
William J. Norman	—	90,000	(3)	$21.00	11/26/23
James M. Kratochvil	36,000	144,000	(2)	$16.00	10/03/22

(1)	Executive’s unvested options vest 50% on October 4th of 2014 and 2015.

(2)	Executive’s unvested options vest 25% vest on October 3rd of each of 2014, 2015, 2016 and 2017.

(3)	Executive’s unvested options vest 20% vest on November 26th of each of 2014, 2015, 2016, 2017 and 2018.

Option Exercises in Fiscal 2014

The following table shows information regarding exercises of options by each of our named executive officers in fiscal 2014.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Mark W. Miles	75,000	$1,087,110
Curt L. Begle	18,718	$305,890
William J. Norman	30,000	$479,829
James M. Kratochvil	255,557	$5,726,062

(1)	Reflects the difference between the market value upon exercise and the exercise price.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

In October 2010, the Company and Dr. Rich entered into an employment agreement.  Salary is subject to annual adjustment at the discretion of the Compensation Committee of the Board of Directors.  The agreement generally entitles Dr. Rich to an annual performance-based target bonus determined based on a defined percentage of his then-current annual base salary and to participate in all incentive compensation and welfare plans established for executive officers.  The employment agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.  If Dr. Rich is terminated by the Company without “cause,” if he resigns for “good reason” or if his employment is terminated by reason of death or disability, in each case (other than death) subject to his execution of a release of claims and compliance with the restrictive covenants set forth in his agreement, he is entitled to (1) cash severance equal to 18 months’ base salary, payable in monthly installments, (2) a prorated bonus based on actual performance for the year in which termination occurs, and (3) for the severance continuation period, a monthly amount equal to the amount by which the monthly COBRA continuation coverage premium exceeds the active employee monthly premium under the Company’s group medical plans.

Messrs. Miles, Salmon, Begle and Norman are party to agreements that remain in effect unless terminated according to the agreements’ terms.  Salaries are subject in each case to annual adjustment at the discretion of the Company.  The employment agreements generally entitle each executive to participate in all incentive compensation and welfare plans established by the Company for executive officers.  The employment agreements also include customary noncompetition, nondisclosure and nonsolicitation provisions.  The Company may terminate the employment agreements for “cause” or due to a “disability” (as such terms are defined in the agreements). If Mr. Miles, Mr. Begle or Mr. Salmon is terminated by the Company without “cause” (as such term is defined in their respective agreements), the executive is entitled to:  (1) a pro rata portion of the annual bonus awarded to the executive for the year in which termination occurs, and (2) severance benefits pursuant to the provisions of the Berry Plastics Corporation Severance Pay Plan in effect on the date of termination.  If Mr. Norman is terminated by the Company without “cause” (as such term is defined in his agreement), the executive is entitled to severance benefits pursuant to the provisions of the Berry Plastics Corporation Severance Pay Plan in effect on the date of termination.

Under the Company’s form of option award agreement under the 2006 Equity Incentive Plan, as described above, unvested options will automatically be forfeited upon a termination without cause (in the case of a termination for cause, vested options are also forfeited).  Twenty percent of each executive’s option grants becomes vested upon a “change in control” of us, and 40% becomes vested if such change in control results in the achievement of a targeted internal rate of return.  With respect to options granted under the 2012 Plan, if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s options become vested. In the case of a termination of employment due to death or permanent disability, all of the employee’s unvested options will immediately vest. In the case of Dr. Rich, different vesting terms and conditions apply to his unvested stock options in the event his employment is terminated under certain circumstances or there is a change of control of us.

If each of our named executive officers had been terminated without “cause” on September 27, 2014, Dr. Rich and Messrs. Miles, Salmon, Begle and Norman would have received cash severance amounts of approximately $2,000,000, $526,000, $628,000, $513,000 and $472,000, respectively.

Equity Compensation Plan Information

The following table provides information as of the end of our 2014 fiscal year regarding shares of common stock of Berry Plastics Group, Inc. that may be issued under our existing equity incentive plans.

Plan category)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	5,302,490	$18.54	3,752,090
Equity compensation plans not approved by security holders (2)	5,201,740	$7.62	1,597,240
Total	10,504,230	$13.13	5,349,330	(3)

(1)	Includes the 2012 Equity Incentive Plan, which our stockholders approved in September 2012, under which there were 707,780 options exercisable at the end of our 2014 fiscal year.
(2)	Includes the 2006 Equity Incentive Plan, under which there were 4,390,659 options exercisable at the end of our 2014 fiscal year.
(3)	In November 2013, we granted under the 2012 Plan stock option awards with respect to 2,824,500 shares in the aggregate.

In 2006, our Board of Directors adopted the 2006 Equity Incentive Plan (the “2006 Plan”), which has not been approved by stockholders.  The purpose of the 2006 Plan is to further our growth and success, to enable our directors, executive officers and employees to acquire shares of our common stock, thereby increasing their personal interest in our growth and success, and to provide a means of rewarding outstanding performance by such persons.  Options granted under the 2006 Plan may not be assigned or transferred, except to us or by will or the laws of descent or distribution. The 2006 Plan terminates ten years after adoption and no options may be granted under the plan thereafter. The 2006 Plan allows for the issuance of non-qualified options, options intended to qualify as “incentive stock options” within the meaning of the Internal Revenue Code, stock appreciation rights and other rights to purchase shares of our common stock. The employees participating in the 2006 Plan receive options and stock appreciation rights under the 2006 Plan pursuant to individual option and stock appreciation rights agreements, the terms and conditions of which (subject to certain exceptions) are substantially identical. Each option agreement provides for the issuance of options to purchase common stock of the Company. If the 2015 Plan is approved at the Annual Meeting, no further awards will be made under either the 2006 Equity Incentive Plan or the 2012 Equity Incentive Plan.

PROPOSAL 1:  ELECTION OF DIRECTORS

In considering individuals as designees recommended for nomination as directors, our Nominating and Governance Committee seeks persons who collectively possess the range of attributes described above under “Corporate Governance — Nominating and Governance Committee.”  The Nominating and Governance Committee and the Board believe that the nominees listed below collectively possess these attributes, which, together with the respective experience and attributes of our directors described in the biographical summaries above, make each of our directors well qualified to serve on our Board.

Three directors are to be elected by the holders of common stock.  Robert A. Steele, Jonathan D. Rich and Robert V. Seminara have each been nominated for a term of three years and until their respective successors have been elected and qualified.  All nominees are currently members of the present Board of Directors.

Idalene F. Kesner, Stephen E. Sterrett and Carl J. “Rick” Rickertsen are currently serving terms that expire at the 2016 Annual Meeting.  B. Evan Bayh, Jonathan F. Foster and Ronald S. Rolfe are currently serving terms that expire at the 2017 Annual Meeting.

If, at the time of this Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes.  The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2:  APPROVAL OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Company’s Amended and Restated Certificate of Incorporation currently includes a number of obsolete provisions relating to:

●
the ownership of our common stock by certain investment vehicles affiliated with Apollo Management V, L.P. and Apollo Management VI, L.P. (collectively, “Apollo”) and by certain affiliates of Graham Partners, Inc. (collectively, “Graham”); and

●	the Amended and Restated Stockholders Agreement, dated October 10, 2012, by and among the Company and the stockholders of the Company listed on Exhibit A thereto (the “Third Stockholders Agreement”).

    As of the date hereof, Apollo and Graham are no longer holders of our common stock.  As a result of the reduction in ownership by Apollo and Graham, the Company amended and restated the Third Stockholders Agreement on January 15, 2015 (as restated, the “Fourth Stockholders Agreement”).

    As a result of these developments, a number of provisions in our Amended and Restated Certificate of Incorporation are no longer applicable or relevant. The Second Amended and Restated Certificate of Incorporation removes these provisions that no longer have any purpose or necessity. A copy of the Second Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as
Annex A.

    The Board of Directors has declared the proposed Second Amended and Restated Certificate of Incorporation to be advisable and in the best interests of the Company and its stockholders and is submitting the proposed Second Amended and Restated Certificate of Incorporation to a vote of the Company’s stockholders. The approval of the Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the majority of the outstanding shares of our common stock, whether or not such shares vote on the proposal.

    If the stockholders approve the proposed Second Amended and Restated Certificate of Incorporation, provisions relating to the rights of Apollo and Graham with respect to certain corporate opportunities will be eliminated.  In addition, the amendment or modification of certain provisions of the Certificate of Incorporation will no longer require the approval of the Apollo or Graham.

    The proposed amendments will also remove provisions that are no longer effective as a result of the reduced ownership of Apollo, including the provision allowing actions required or permitted to be taken at an annual or special meeting of stockholders to be taken by written consent, which had been previously allowed so long as Apollo owned more than 50.1% of the outstanding shares of common stock.

Timing of the Proposed Second Amended and Restated Certificate of Incorporation

    If the proposed Second Amended and Restated Certificate of Incorporation is approved by the Company’s stockholders, the Second Amended and Restated Certificate of Incorporation will become effective immediately upon the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Annual Meeting. If the proposed Second Amended and Restated Certificate of Incorporation is not approved by the Company’s stockholders, the Amended and Restated Certificate of Incorporation will remain unchanged.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PROPOSED SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DELETE OBSOLETE PROVISIONS.

PROPOSAL 3:  APPROVAL OF THE 2015 BERRY PLASTICS GROUP, INC. LONG-TERM INCENTIVE PLAN

Introduction

The purpose of this Proposal 3 is to obtain stockholder approval of a new equity and incentive plan.  As previously discussed, the Company currently maintains the 2006 Equity Incentive Plan and the 2012 Long-Term Incentive Plan (together, the “Existing Plans”). However, neither of the Existing Plans permits for the granting of performance based awards in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).  The Board of Directors desires to adopt the 2015 Berry Plastics Group, Inc. Long-Term Incentive Plan (the “2015 Plan”) to align its incentive plans with plans of similar public companies by permitting for, among other things, the issuance of such performance-based awards.  IRC Section 162(m) requires stockholder approval of applicable performance goals contained in incentive and equity plans to allow for the ability to deduct for tax purposes, awards and payments to certain of our named executive officers.  Therefore, to comply with IRC Section 162(m), we seek stockholder approval of the 2015 Plan and the performance goals set forth in the 2015 Plan.

The 2015 Plan was designed by the Compensation Committee to allow for flexibility to create compensation programs consistent with our compensation philosophy and to permit for the granting of performance-based awards that satisfy the requirements of IRC Section 162(m).  The purpose of the 2015 Plan is to provide stock and cash incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its affiliates in order to stimulate their efforts toward our continued success and the creation of stockholder value; to encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company or to receive compensation which is based upon appreciation in the value of our common stock; and to provide a means of attracting, rewarding and retaining officers, employees, directors, consultants, and other service providers.

The 2015 Plan was approved by our Board of Directors on [●], 2015, subject to the further approval of the 2015 Plan by our stockholders at the Annual Meeting.  If the 2015 Plan is approved by our stockholders at the Annual Meeting, no additional awards would be granted under the Existing Plans, and going forward the 2015 Plan would then be the only equity-based incentive and compensation plan pursuant to which equity-based incentive compensation awards may be granted to our employees, directors and consultants.  The Board of Directors would amend the Existing Plans to prohibit the future grant of any awards under each such plan, effective as of the date the 2015 Plan is approved by the stockholders.

The Board of Directors has reserved 7,500,000 shares of our common stock for issuance under the terms of the 2015 Plan, which reflects an increase of approximately 5 million over the 2.5 million remaining available for grant under the Existing Plans as of January 16, 2015.  Any shares made subject to stock options or stock appreciation rights (as discussed in greater detail below) under the 2015 Plan will reduce this reserved amount as one share for every share issued.  However, any shares granted pursuant to any other type of award under the 2015 Plan will reduce this reserved amount by three shares for every share issued.  Any shares of our common stock subject to an award under the 2015 Plan that is forfeited, expires or otherwise terminates without issuance of shares of our common stock will again be available for awards under the 2015 Plan. Additionally, any award under the 2015 Plan that is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of our common stock subject to such award will also be again available for awards under the 2015 Plan to the extent our common stock is not issued under that award.  For purposes of determining the number of shares issued upon the exercise, settlement or grant of an award, any shares withheld to satisfy tax withholding obligations or the exercise price under the award will be considered issued under the 2015 Plan.

In setting the amount of shares subject to the 2015 Plan, the Compensation Committee also considered our annual average equity expenditures, typically referred to as “burn rate,” as well as the total number of shares outstanding under existing and future grants relative to external guidelines.

●
Annual Burn Rate: Our fiscal year 2014 burn rate was determined to be 2.1%, which is below ISS’ published 2015 policy guideline maximum burn rate of 3.05% for Russell 3000 companies in the materials industry (GICS code 1510, excluding Standard & Poor’s 500 companies). Additionally, the Company’s two-year average annual stockholder value transfer percentage, which is a metric used by ISS and other proxy advisors to assess the Plan’s total cost to stockholders, is approximately 0.3% to 0.4% of the Company’s total enterprise value (defined here as the Company’s equity value plus outstanding debt). We believe that this annual stockholder value transfer percentage is in line with those of our selected industry peers.

●
Total Plan Shares Outstanding: As of December 19, 2014, there were approximately 12.6 million shares of stock subject to equity awards under the Existing Plans (commonly referred to as the “overhang”), which represented approximately 9.6% of the outstanding shares. When combined with these shares, the shares reserved in the 2015 Plan would result in a total overhang of approximately 20.1 million shares, which equals 14.5% of total shares outstanding on a fully-diluted basis. This percentage is higher than the majority of our selected industry peers. To mitigate this result, the new Plan includes a provision where every share granted that is not an Appreciation Award (that is, a stock option or stock appreciation right) will reduce the total number of shares outstanding in the 2015 Plan by three, while every share granted as an Appreciation Award will reduce the total number of shares outstanding in the 2015 Plan by one.

The 2015 Plan provides for a variety of equity and equity-based awards, including the following: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock units, restricted stock awards, other stock-based awards, and cash performance awards.  Stockholder approval of the 2015 Plan will allow the Board of Directors and the Compensation Committee, should the Board of Directors or the Compensation Committee deem it appropriate, to grant “performance-based compensation” awards that qualify for certain tax deductions under IRC Section 162(m).

The following is merely a summary of the material features of the 2015 Plan and such summary is qualified in its entirety by reference to the full text of the 2015 Plan, which is included as Annex B hereto and incorporated herein by reference.

Classes of Eligible Persons

Officers, directors, employees, consultants and other service providers of the Company or any affiliate of the Company (the “Eligible Persons”) are eligible for awards under the 2015 Plan, although the Company expects that substantially all awards will be made to directors and salaried employees.  As of December 31, 2014 there were 8 non-employee directors, approximately 3,000 salaried employees, and a total of approximately 16,000 officers and other employees of the Company or its affiliates who comprise Eligible Persons, excluding consultants and other service providers.  The aggregate benefits and or amounts that will be received in the future by Eligible Persons are not presently determinable.

Administration

The Compensation Committee will administer the 2015 Plan, unless and until another committee is appointed by the Board of Directors (in either case, the “Plan Committee”). The Board of Directors will consider the advisability of whether the members of the Plan Committee will consist solely of two or more members of the Board of Directors that are “outside directors” (as defined in U.S. Treasury Regulation 1.162-27(e)) and “non-employee directors” (as defined in Rule 16b-3(b)(3) as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, if applicable, that satisfy the requirements of the national securities exchange or nationally recognized quotation or market system upon which our common stock is then traded. All questions of interpretation of the 2015 Plan will be determined by the Plan Committee, and its decisions are final and binding upon all 2015 Plan participants. Unless otherwise provided in the Company's bylaws, vacancies on the Plan Committee will be filled by the Board of Directors.

Consistent with applicable laws, the 2015 Plan also permits the Board of Directors, but not the Plan Committee, to delegate to the Chairperson of the Compensation Committee or one or more of our officers the ability to grant cash performance or equity-based awards to individuals other than directors and officers of the Company or any affiliate who are subject to Section 16 of the Exchange Act. The designated individuals can grant awards subject to certain parameters and restrictions consistent with the 2015 Plan, as the Board of Directors shall determine, including without limitation, the maximum number of shares that may be granted.

Awards Generally

The 2015 Plan permits the grant of any of the following types of awards: incentive stock options, nonqualified stock options, stock appreciation rights, cash performance awards, restricted stock units, restricted stock awards and other stock-based awards that are settled in shares of our common stock or cash.  Awards may be made on an individual basis or pursuant to a program for the benefit of a group of Eligible Persons.  The last reported sale price per share of our common stock on the NYSE as of the record date for the Annual Meeting of January 12, 2015, was $32.62.

In the event all or a portion of an award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full that number of shares will again be available under the 2015 Plan and will not count against the maximum number of reserved shares under the 2015 Plan.  For purposes of determining the number of shares issued upon the exercise, settlement or grant of an award, any shares withheld to satisfy tax withholding obligations or the exercise price under the award will be considered issued under the 2015 Plan.

Subject to the terms of the 2015 Plan, the Board of Directors, the Plan Committee or their respective delegates will determine the recipient, the exercise or strike price, if applicable, any applicable performance, exercise or vesting conditions, applicable payment terms and the number of shares of our common stock subject to, or dollar amount of, any award under the 2015 Plan.

IRC Section 162(m) limits the deductibility for U.S. federal income tax purposes of compensation paid to certain “covered employees” of publicly held companies, including us, that is in excess of $1,000,000 and is not “performance-based compensation.”  “Covered employees” include the chief executive officer and the three most highly compensated executive officers (other than the chief executive officer or the chief financial officer).  The 2015 Plan is designed to permit, but does not require, the granting of awards that qualify as performance-based compensation for purposes of satisfying the conditions of IRC Section 162(m).

If the Plan Committee intends that an award qualify as performance-based compensation under IRC Section 162(m), the vesting or payment of the award must be subject to the achievement of any one or more of the performance goals listed below. The performance goals may be based on the performance of the Company as a whole or any business unit, division, or Affiliate. Performance goals are measured over a specified period, whether cumulatively or averaged over that period. Performance goals may be measured based on an absolute basis or relative to a pre-established target, to one or more previous periods’ results, or to a designated comparison group, in each case as specified by the Plan Committee in the award. The following are the performance goals set forth in the 2015 Plan:

1)	earnings per share	19)	enterprise value;
2)	book value per share;	20)	operating income;
3)	operating cash flow;	21)	EBIT or EBITDA;
4)	free cash flow;	22)	expenses or operating expenses;
5)	cash flow return on investments;	22) 23)	expenses or operating expenses; productivity of employees as measured by revenues, costs, or earnings per employee;
6)	cash available;
7)	net income (before or after taxes);
8)	revenue or revenue growth;
9)	total stockholder return;	24)	productivity of employees as measured by revenues, costs, or earnings per employee; working capital;
10)	return on invested capital;
11)	return on stockholder equity;
12)	return on assets;
13)	return on common book equity;	25)	improvements in capital structure;
14)	market share;	26)	client retention and/or satisfaction;
15)	economic value added;	27)	market share;
16)	operating margin;	28)	employee retention and/or satisfaction;
17)	profit margin;	29)	completion of operating milestones
18)	stock price;	30)	cost reduction goals; or
		31)	any combination of the foregoing;

Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate.

The Plan Committee may appropriately adjust its evaluation of performance under a performance goal to remove the effect of any one or more of the following: equity compensation expense under FASB Accounting Standards Codification Topic 718 (“ASC 718”); amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the applicable award under IRC Section 162(m), if applicable.

The maximum number of shares of our common stock with respect to which awards (other than other stock-based awards that are payable in cash or cash performance awards) that are intended to be performance-based compensation under IRC Section 162(m) may be granted during any calendar year to any employee may not exceed 2,000,000 shares. Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) that may be paid in any calendar year to any employee with respect to awards that are payable in cash may not exceed $5,000,000.

Approval of Proposal 3 by our stockholders at the Annual Meeting will be deemed to constitute approval of the material terms of the 2015 Plan, including the performance goals under the 2015 Plan for purposes of IRC Section 162(m). The material terms of the 2015 Plan include the persons eligible to participate in the 2015 Plan, as described under the heading “Classes of Eligible Persons” above, as well as the performance goals upon which awards that are performance-based compensation can be based and the maximum shares or cash value of awards that may be granted to an individual in any one year, as described above.

Awards generally may not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the award. However, incentive stock options may not be transferred except by will or by the laws of intestate succession. Any award granted under the 2015 Plan is subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.

Additionally, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program. The 2015 Plan contains a definition of “change in control,” although the Plan Committee may provide a different definition in an award agreement or award program. “Change in control” under the 2015 Plan is generally: (1) the acquisition by a person or group, together with stock the person or group already holds, of 50% or more of the combined voting power of the then outstanding voting securities of the Company, (2) the replacement of a majority of the members of the Board of Directors in a twelve-month period by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent members of the Board of Directors (including those endorsed by at least two-thirds of the incumbent directors, but excluding any director who assumes office in connection with an actual or threatened proxy contest), (3) a reorganization, merger, share exchange, combination or consolidation that results in stockholders of the Company prior to such transaction owning 50% or less of the combined voting power of the resulting company immediately after the transaction, or (4) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party. However, solely for awards which are subject to IRC Section 409A and provide for payment on a change in control, “change in control” means an a “change in control event” under IRC Section 409A unless otherwise provided in the award.

Options

The 2015 Plan permits the grant of both incentive and non-qualified stock options.  Options may be made exercisable at a price per share not less than the fair market value per share of our common stock on the date that the option is awarded.  The 2015 Plan provides that the Plan Committee may determine fair market value by reference to: (1) the closing price per share on the date of grant or, if such date is not a trading day, on the immediately preceding trading day, (2) the average price on such day, (3) the average price for a period ending on such day (4) the price determined at the time the applicable transaction with respect to the award is processed, (5) the tender offer price for shares of stock, or (6) any other method which the Plan Committee determines is reasonably indicative of the fair market value of the stock.  However, in setting the price of nonqualified stock options or stock appreciation rights, the Plan Committee will determine fair market value in accordance with IRC Section 409A and in setting the exercise price of an incentive stock option, the Plan Committee will determine fair market value in accordance with IRC Section 422 The exercise price of an option may not be reduced, and an option may not be exchanged for another option with a lower exercise price, without the approval of our stockholders, except in the event of a recapitalization, reorganization, or similar event as described below. Incentive stock options granted under the 2015 Plan will expire ten years after their respective grant dates. However, an incentive stock option granted to an individual who owns more than 10% of our common stock is required to expire five years after its grant date. Nonqualified stock options are required to have an expiration date specified in the award agreement, but may not exceed ten years after the date the option is granted.  However, if the term specified in an award agreement for a nonqualified stock option would otherwise expire during a period when trading in our common stock is prohibited by law or our insider trading policy, then the term of the option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition.

In the case of incentive stock options, the aggregate fair market value (determined as of the date an incentive stock option is granted) of our common stock with respect to which stock options intended to meet the requirements of IRC Section 422 become exercisable for the first time by an individual during any calendar year under all of our plans may not exceed $100,000. Only employees may receive awards of incentive stock options.

The Plan Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of our common stock, through a cashless exercise executed through a broker, or by having a number of shares of our common stock otherwise issuable at the time of exercise withheld. Options (and shares of our common stock underlying any Option) will not be eligible for dividends or dividend equivalents.

The 2015 Plan prohibits so-called “reload grants.” Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the recipient.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another award. Each stock appreciation right allows the recipient to receive the appreciation per share of our common stock over a defined price which may not be less than fair market value (determined in accordance with the 2015 Plan as described above under the heading “Options”) per share of our common stock on the date the stock appreciation right is granted.  The price of a stock appreciation right may not be reduced without stockholder approval and a stock appreciation right may not be exchanged for a stock appreciation right with a lower defined price, except in the event of a recapitalization, reorganization, or similar event as described below.

The term of any stock appreciation right will be specified in the applicable award agreement, provided that such term may not exceed ten (10) years after the date the stock appreciation right is granted.  However, if the term specified in an award agreement for a stock appreciation right would otherwise expire during a period when trading in our common stock is prohibited by law or our insider trading policy, then the term of the stock appreciation right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition.

If a stock appreciation right is granted in connection with another award, it may only be exercised to the extent that the related award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of our common stock or in cash, according to terms established by the Plan Committee in the award agreement. The Plan Committee may, at any time before complete termination of the stock appreciation right, accelerate the time or times at which the stock appreciation right may be exercised or paid.  Stock appreciation rights (and any shares of our common stock underlying a stock appreciation right) will not be eligible for dividends or dividend equivalents.

Other Stock-Based Awards

The Plan Committee may grant other stock-based awards that are settled in shares of our common stock or cash and have a value derivative of or determined by reference to a number of shares of our common stock, including but not limited to grants of common stock, grants of rights to receive common stock (such as restricted stock units and restricted stock awards) in the future and dividend equivalent rights, subject to the provisions of the 2015 Plan.

Cash Performance Awards

The Plan Committee may grant cash performance awards that are settled in cash and do not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, shares of our common stock, subject to the provisions of the 2015 Plan.

General Rules

The terms of particular awards or award programs describe when or under what circumstances the grant may be terminated, cancelled, accelerated, paid or continued. Awards may also include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability.

Recapitalizations and Reorganizations

The number of shares of our common stock reserved for issuance under the 2015 Plan in connection with the grant or settlement of an award and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.

In the event of certain corporate reorganizations, awards may be substituted, cancelled, cashed-out or otherwise adjusted by the Plan Committee, provided such adjustment is not inconsistent with the express terms of the 2015 Plan or the applicable award agreement or award program.

Other Provisions

The 2015 Plan gives the Plan Committee the ability to determine which affiliates shall be covered by the 2015 Plan and which employees outside the United States will be eligible to participate.  The Plan Committee may adopt, amend or rescind rules, procedures or sub-plans to accommodate the specific requirements of local laws, procedures, and practices for grants made to those employees.

Amendment or Termination

In general, the 2015 Plan may be amended by the Board of Directors without stockholder approval. However, the Board of Directors must have stockholder approval, except as permitted under the 2015 Plan following a recapitalization or reorganization as discussed above, to implement the following changes: (1) increase the number of shares of common stock available for awards under the 2015 Plan, (2) materially expand the classes of individuals eligible to receive awards, (3) materially expand the types of awards available under the 2015 Plan, or (4) to comply with the rules of an applicable stock exchange.

After an award is granted, the Plan Committee may modify the terms of the award consistent with the terms of the 2015 Plan.  To the extent a permitted modification would materially and adversely impact the rights of a participant, such modification may not be implemented without the participant’s consent.

However, no awards may be granted more than ten (10) years after the date the 2015 Plan is approved by our stockholders.

    Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2015 Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2015 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the IRC.

Non-Qualified Stock Options. A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified stock option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of common stock on the date the option is exercised over the price paid for common stock, and we will then be entitled to a corresponding tax deduction.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified stock option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified stock option was exercised.

Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells common stock purchased pursuant to the option. The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and we will not get a corresponding tax deduction. If the recipient sells the stock at a gain prior to that time, the excess of the lesser of the fair market value on the date of exercise or the amount for which the stock is sold over the amount the recipient paid for the stock will be taxed as ordinary income and we will be entitled to a corresponding tax deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient and is subject to a “substantial risk of forfeiture,” as defined in the IRC. However, when the shares of common stock that are subject to the stock award are transferable by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time.

Other Awards. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, or restricted stock unit (the “Equity Incentives”) or cash performance award. Generally, at the time a recipient receives payment under any Equity Incentive or cash performance award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of common stock received, and we will then be entitled to a corresponding deduction.

The 2015 Plan is not qualified under IRC Section 401(a).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE 2015 BERRY PLASTICS GROUP, INC. LONG-TERM INCENTIVE PLAN PROPOSAL.

PROPOSAL 4:  RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, a committee of the Board of Directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending September 26, 2015, subject to ratification by the holders of our common stock.  Our financial statements for the fiscal year ended September 27, 2014 were certified by Ernst & Young LLP.  Representatives of Ernst & Young LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

If stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2015 Annual Meeting of stockholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 26, 2015.

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (in millions) paid to Ernst & Young LLP for fiscal 2014 and 2013, for various categories of professional services they performed as our independent registered public accountants.

Fee type	2014	2013
Audit Fees(1)	$3.6	$2.4
Audit-Related Fees(2)	.6	.3
Tax Fees(3)	1.1	.3
Total Fees	$5.3	$3.0

(1)
Includes annual financial statement and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for SEC filings and other services that are normally provided by the independent registered public accountants in connection with securities offerings.

(2)	Includes merger and acquisition due diligence and other attest or accounting services.

(3)	Includes domestic and international tax compliance, planning services and tax advice.

Engagement of Independent Registered Public Accountants and Approval of Services

During fiscal 2014 and 2013, prior to engaging the independent registered public accountants to render the above services, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services.  The Audit Committee pre-approves the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services.  No services were performed during fiscal 2014 under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership.  Officers, directors and greater-than-10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to us, we believe that our officers,  directors and greater-than-10% stockholders timely filed all reports they were required to file under Section 16(a) during fiscal 2014; except that, due to an administrative clerical error, one Form 4 report was filed late by the Company on behalf of each of Messrs Rich,  Bayh,  Civale, Graham, Harris, Heller, Rolfe, Seminara, Rickertsen, Miles, Begle,  Goldstein,  Norman, Salmon, Greene, and Thompson relating to the November 26, 2013 grant awards described on page 22 hereto.

STOCKHOLDER PROPOSALS

Under the rules of the Securities and Exchange Commission, any of our stockholders wishing to have a proposal considered for inclusion in our 2016 proxy solicitation materials must set forth such proposal in writing and file it with our Corporate Secretary on or before the close of business on September 28, 2015.  However, if the date of the 2016 Annual Meeting is more than 30 days before or after March 4, 2016, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials.  The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Any stockholder who wishes to propose any business to be considered by the stockholders at the 2016 Annual Meeting, other than a proposal for inclusion in the proxy statement pursuant to Securities and Exchange Commission regulations as described above, or who wants to nominate a person for election to the Board of Directors at that meeting and have such nominee included in our proxy materials for our 2016 Annual Meeting, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee.  The notice must be delivered to the Corporate Secretary at our principal executive offices, at the address set forth above, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the 2015 Annual Meeting.  As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the Securities and Exchange Commission regulations relating to stockholder proposals for inclusion in the proxy materials) must be received no earlier than the close of business on November 5, 2015, and no later than the close of business on December 5, 2015, unless our Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case the stockholder’s notice must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the Annual Meeting (or, if the first public announcement of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).  The complete requirements for the notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Corporate Secretary at our principal executive offices at the address set forth above.

Our Board of Directors will review any stockholder nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable stockholder proposal filing deadline and also retain that authority under certain other circumstances.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

EXPENSES OF SOLICITATION

The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us.  Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation.  We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.”  Under this procedure, a single proxy statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address.  We will continue to send a separate proxy card to each stockholder of record.  We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs.  A number of brokers with account holders who are Berry stockholders will be “householding” our proxy materials and annual reports as well.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Berry shares through a broker, or notify us directly if you are a stockholder of record by contacting our Investor Relations Department by e-mail at ir@berryplastics.com or by phone at (812) 306-2964.  We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

Sincerely,

/s/Jonathan D. Rich
Chairman of the Board of Directors and Chief Executive Officer

January 26, 2015
Evansville, Indiana

ANNEX A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BERRY PLASTICS GROUP, INC.

Berry Plastics Group, Inc. (the “Corporation”), a corporation organized and existing under the laws and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.           The name of the Corporation is BERRY PLASTICS GROUP, INC.

2.           The Corporation was originally incorporated under the name TP&A Acquisition Corporation.  The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 18, 2005.  The Corporation filed the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on October 10, 2012.

3.           This Second Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation, as previously amended by the Amended and Restated Certificate of Incorporation, and has been duly adopted by the Board of Directors of the Corporation by unanimous written consent in lieu of a meeting in accordance with Sections 141(f), ]242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL at an annual meeting held on _________, 2015.

4.           The Certificate of Incorporation of the Corporation, as amended and restated hereby, shall, upon the effectiveness hereof, read in its entirety, as follows:

ARTICLE I

The name of the Corporation (hereinafter called the “Corporation”) is:

BERRY PLASTICS GROUP, INC.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, State of Delaware 19904. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act and activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

ARTICLE IV

Section 1.                     Authorized Shares.  The total number of shares of all classes of stock that the Corporation shall have authority to issue is 450,000,000 shares, of which 400,000,000 shares shall be common stock, $0.01 par value (“Common Stock”) and 50,000,000 shares shall be preferred stock, $0.01 par value (“Preferred Stock”).

Section 2.                      Common Stock.  Except as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, subject to the same qualifications, limitations and restrictions.  The terms of the Common Stock set forth below shall be subject to the express terms of any series of Preferred Stock.

(a)           Voting Rights.  Except as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.  No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

(b)           Dividends.  The holders of Common Stock shall be entitled to receive, as, if and when declared by the Board of Directors of the Corporation (the “Board”) out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board in advance of payment of each particular dividend.

(c)           Liquidation.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment of any liabilities and accrued but unpaid dividends and any liquidation preferences on any outstanding Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

Section 3.                      Preferred Stock.  The Board is authorized to provide for the issuance from time to time of shares of Preferred Stock in one or more series and, by filing a certificate (a “Preferred Stock Certificate of Designation”) pursuant to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), to establish from time to time the number of shares to be included in each such series, with such powers, designations, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, if any, as are stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Amended and Restated Certificate of Incorporation, including, but not limited to, determination of any of the following:

(a)           the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except to the extent otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;

(b)           the dividend rate, if any, and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative and, if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

(c)           the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

(d)           whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(e)           the amounts payable on, and the preferences, if any, of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(f)           whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(g)           whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

(h)           whether or not the shares of the series will have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights; and

(i)           any other terms of the shares of the series.

ARTICLE V

Section 1.                      General Powers.  Except as otherwise provided by applicable law or this Amended and Restated Certificate of Incorporation, in each case as the same may be amended and supplemented, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2.                      Number of Directors.  The number of directors that shall constitute the whole Board shall be as determined from time to time by a majority of the Board; provided, that in no event shall the total number of directors constituting the entire Board be less than three (3) nor more than fifteen (15).  Election of directors need not be by written ballot.

Section 3.                      Classes of Directors; Term of Office.  The Board shall be and is divided into three classes, as nearly equal in number as possible, designated:  Class I, Class II and Class III.  In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.  No decrease in the number of directors shall shorten the term of any incumbent director.

Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in 2013; each director initially appointed to Class II shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in 2014; and each director initially appointed to Class III shall serve for a term expiring at the Corporation’s annual meeting of stockholders held in 2015; provided, further, that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal.

Section 4.                      Quorum.  Except as otherwise provided by law, this Amended and Restated Certificate of Incorporation or the Bylaws, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but in no event shall less than one-third of the directors constitute a quorum. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

Section 5.                      Manner of Acting.  Every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board unless the act of a greater number is required by law, this Amended and Restated Certificate of Incorporation or the Bylaws, in each case as the same may be amended and supplemented.

Section 6.                      Vacancies.  Any vacancy or newly created directorships in the Board, however occurring, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as otherwise provided by law, and shall not be filled by the stockholders of the Corporation.  A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Section 7.                      Removal and Resignation of Directors.  Directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.  A director may resign at any time by filing his written resignation with the secretary of the Corporation.

Section 8.                      Voting Rights of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

ARTICLE VI

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by statute, the Board is expressly authorized to:

(a)           make, alter, amend or repeal the Bylaws, without any action on the part of the stockholders of the Corporation and subject to any limitations that may be contained in such Bylaws, but any Bylaws adopted by the Board may be amended, modified or repealed by the stockholders entitled to vote thereon; and

(b)           from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Certificate of Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

ARTICLE VII

Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent or consents in writing by stockholders.

ARTICLE VIII

Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or a majority of the members of the Board pursuant to a resolution approved by the Board, and special meetings may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

ARTICLE IX

To the extent permitted by the DGCL, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (or any successor provision thereto), or (iv) for any transaction from which the director derived any improper personal benefit.  Any repeal or amendment or modification of this Article IX by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision.  If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE X

(a)           Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Amended and Restated Certificate of Incorporation is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.  The right to indemnification conferred in this Article X shall include the right, without the need for any action by the Board, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Article X or otherwise.  The rights conferred upon indemnitees in this Article X shall be contract rights between the Corporation and each indemnitee to whom such rights are extended that vest at the commencement of such person’s service to or at the request of the Corporation and all such rights shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(b)  To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification.  Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows:  (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (C) if a quorum of Disinterested Directors so directs, by a majority of the stockholders of the Corporation.  In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board.  If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(c)           If a claim under paragraph (a) of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to paragraph (b) of this Article X has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)           If a determination shall have been made pursuant to paragraph (b) of this Article X that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Article X.

(e)           The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.

(f)           The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X:  (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.  Any amendment, modification, alteration or repeal of this Article X that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not, without the written consent of the indemnitee, in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(g)           The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.  To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Article X, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(h)           The Corporation may, to the extent authorized from time to time by the Board or the Chief Executive Officer, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

(i)           If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (i) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(j)           For purposes of this Article X:

(i) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article X.

(k)           Any notice, request or other communication required or permitted to be given to the Corporation under this Article X shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XI

Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”).  Any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided, that the fact that such person is a Related Person is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken; and any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the Board during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person.  Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

ARTICLE XII

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE XIII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to modify, amend or repeal, this Amended and Restated Certificate of Incorporation.

ARTICLE XIV

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever:  (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XV

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article XV.

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IN WITNESS WHEREOF, BERRY PLASTICS GROUP, INC. has caused this Second Amended and Restated Certificate of Incorporation to be signed by Jonathan D. Rich, Chairman and Chief Executive Officer, this ___ day of ________, 2015.

BERRY PLASTICS GROUP, INC.

By:
Name: Jonathan D. Rich Title: Chairman and Chief Executive Officer

ANNEX B

BERRY PLASTICS GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN

BERRY PLASTICS GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN

BERRY PLASTICS GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN

SECTION 1. DEFINITIONS

1.1           Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1)           Any Subsidiary or Parent;

(2)           An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Committee; or

(3)           Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Committee.

(b) “Award Agreement” means any written or electronic agreement, contract, or other instrument or document as may from time to time be approved by the Committee as evidencing an Award granted under the Plan.

(c) “Award Program” means a written or electronic program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such program.

(d) “Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e) “Board of Directors” means the board of directors of the Company.

(f) “Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g) “Change in Control” means, unless otherwise provided in the applicable Award Agreement or Award Program:

(1)           the acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a “Person”) of beneficial ownership (within the meaning of Rule 13-d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company or the Company where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors for the Company, excluding an acquisition that is a reorganization, merger, share exchange, combination or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, share exchange, combination or consolidation, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged, exchanged, combined, or consolidated company’s then outstanding voting securities;

(2)           within any twelve-month period, the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the board of directors of the Company; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the board of directors of the Company by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(3)           a reorganization, merger, share exchange, combination or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, share exchange, combination or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged, exchanged, combined, or consolidated company’s then outstanding voting securities; or

(4)           the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party.

Notwithstanding the foregoing, with respect to any Award that is subject to Code Section 409A, “Change in Control” will mean a “change in control event” under Code Section 409A to the extent Change in Control is either a payment or settlement event under such award or such definition is otherwise required for the Award to satisfy the requirements of Code Section 409A; provided, however, that the Committee may provide a different definition that complies with Code Section 409A in an applicable Award Agreement or Award Program.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means, unless another committee is appointed by the Board of Directors to administer the Plan, the Compensation Committee of the Board of Directors; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee.  The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded.  Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(j) “Company” means Berry Plastics Group, Inc., a Delaware corporation.

(k) “Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning (i) in the case of a Participant whose service is subject to the terms of an Individual Agreement that includes a definition of “Disability,” the meaning set forth in such Individual Agreement during the period that such Individual Agreement remains in effect or (ii) in all other cases, a physical or mental infirmity that impairs the Participant’s ability to perform substantially his or her duties for a period of ninety (90) days in any 365-day period.  If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time; provided, however, that for any Award that is subject to Code Section 409A and that provides for payment in the event of a disability, “Disability” shall have the meaning ascribed to it under Code Section 409A.  In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m) “Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(n) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1) if the shares of Stock are listed on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price of the Stock on such date or, if such date is not a trading day, on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded; or

(2) if the shares of Stock are not listed on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1) or (2) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(o) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(p) “Individual Agreement” means an employment, consulting, severance or similar written agreement between a Participant and the Company or one of its Affiliates.

(q) “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(r) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(s) “Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash, in Stock or in a combination thereof.  Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(t) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(u) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A Parent shall include any entity other than a corporation to the extent permissible under Section 424(e) or regulations and rulings thereunder.

(v) “Participant” means an individual who receives an Award hereunder.

(w) “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, division, or Affiliate (or business unit or division of an Affiliate), either individually, alternatively or in combination, and measured either monthly, quarterly, annually, or over another specified period or cumulatively or averaged over a period of months, quarters, years, or other specified period, on an absolute basis or relative to a pre-established target, to one or more previous periods’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)	earnings per share;

(ii)	book value per share;

(iii)	operating cash flow;

(iv)	free cash flow:

(iii)	cash flow return on investments;

(iv)	cash available;

(v)	net income (before or after taxes);

(vi)	revenue or revenue growth;

(vii)	total shareholder return;

(viii)	return on invested capital;

(ix)	return on shareholder equity;

(x)	return on assets;

(xi)	return on common book equity;

(xii)	market share;

(xiii)	economic value added;

(xiv)	operating margin;

(xv)	profit margin;

(xvi)	stock price;

(xvii)	enterprise value;

(xviii)	operating income;

(xix)	EBIT or EBITDA;

(xx)	expenses or operating expenses;

(xxi)	productivity of employees as measured by revenues, costs, or earnings per employee;

(xxii)	working capital;

(xxiii)	improvements in capital structure;

(xxiv)	client retention and/or satisfaction;

(xxv)	market share;

(xxvi)	employee retention and/or satisfaction;

(xxvii)	completion of operating milestones;

(xxviii)	cost reduction goals; or

(xxix)	any combination of the foregoing.

Any of the foregoing may be determined on a per share basis (basic or diluted) as appropriate.  The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of any one or more of the following:  equity compensation expense under ASC 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

(x) “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(y) “Plan” means the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan.

(z) “Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)           in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months) that, in either case, constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder; or

(2)           in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship that constitutes a “separation from service” within the meaning of Code Section 409A and the regulations thereunder; or

(3)           in any case, as may otherwise be permitted under Code Section 409A.

(aa) “Stock” means the Company’s common stock.

(bb) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(dd) “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement.  The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE LONG-TERM INCENTIVE PLAN

2.1           Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

2.2           Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, seven million five hundred thousand (7,500,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Any shares of Stock made subject to Options or Stock Appreciation Rights shall be counted against this number as one (1) share of Stock for every one (1) share of Stock issued.  Any shares of Stock granted pursuant to an Award other than Options or Stock Appreciation Rights shall be counted against this number as three (3) shares of Stock for every one (1) share of Stock issued. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan. For purposes of determining the number of shares of Stock issued upon the exercise, settlement or grant of an Award under this Section, any shares of Stock withheld to satisfy tax withholding obligations or the Exercise Price shall be considered issued under the Plan. Shares of Stock available for Awards under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

2.3           Administration of the Plan.

(a) The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan.  Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.  Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee.  Unless otherwise provided by the Company’s bylaws, vacancies on the Committee shall be filled by the Board of Directors.

(b) Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Compensation Committee of the Board of Directors to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the type of Awards and the terms and conditions and number of shares of Stock or the amount of cash subject to such Awards; provided however, that such delegation shall be subject to such parameters and restrictions consistent with the Plan as the Board of Directors shall specify, including, without limitation the total number of shares of Stock that may be granted subject to such Awards, if applicable.

(c) No member of the Board of Directors or Committee, nor any person to whom authority is delegated under subsection (b), shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

2.4           Eligibility and Limits.

(a)           Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary.

(b)           In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s).

(c)           To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (1) Options, (2) Stock Appreciation Rights, or (3) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed two million (2,000,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed five million Dollars ($5,000,000).  If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4.  If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable.  If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be cancelled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3. TERMS OF AWARDS

3.1           Terms and Conditions of All Awards.

(a)           The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)           Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals and the Committee desires that the Award constitute performance-based compensation under Code Section 162(m), the Committee will comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award.  The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

(c)           The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)           Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award.  Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)           Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options (provided that such transfers shall only be permitted for no consideration to the Participant).

(f)           After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would materially and adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

(g)           Any Award granted under the Plan shall be subject to any clawback or recoupment policy adopted by the Board of Directors or any committee thereof.

(h)           Unless otherwise provided in an Award Agreement or Award Program, no Award will vest in whole or in part solely upon the occurrence of a Change in Control.

3.2           Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement.  At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent.  At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.  Neither an Option nor shares of Stock underlying an Option shall be eligible for dividends or dividend equivalents.

(a)           Option Price.  Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted.  With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)           Option Term.  Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted.  Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted.  The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement but shall not exceed ten (10) years after the date the Option is granted; provided, however, that if the term specified in an Award Agreement for a Nonqualified Stock Option would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then the term of the Nonqualified Stock Option will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

(c)           Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)           by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)    in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)           by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)           Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)           Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)           Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) or 409A is applicable, may provide for an Exercise Price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)           No Reload Grants.   Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the Exercise Price and/or tax withholding obligation under any other option held by a Participant.

(h)           No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be cancelled or surrendered in consideration of, or in exchange for, the grant of a new Option having an Exercise Price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3           Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.  Neither a Stock Appreciation Right nor the shares of Stock underlying a Stock Appreciation Right shall be eligible for dividends or dividend equivalents.

(a)           Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)           Term. The term of any Stock Appreciation Right shall be as specified in the applicable Award Agreement, but shall not exceed ten (10) years after the date the Stock Appreciation Right is granted; provided, however, that if the term specified in an Award Agreement for a Stock Appreciation Right would otherwise expire during a period when trading in Stock is prohibited by law or the Company’s insider trading policy, then the term of the Stock Appreciation Right will be deemed to expire on the thirtieth (30th) day after expiration of the applicable prohibition, notwithstanding any contrary term in the Award Agreement.

(c)           Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(d)           No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders, the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be cancelled or surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

3.4           Terms and Conditions of Other Stock-Based Awards.  An Other Stock-Based Award shall entitle the Participant to receive one or more of (i) a specified or determinable number of shares of Stock, (ii) the value of a specified or determinable number of shares of Stock, (iii) a percentage or multiple of the value of a specified number of shares of Stock or (iv) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock.  At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)           Payment.  Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment or Lapse of Restrictions.  Each Other Stock-Based Award granted under the Plan shall be payable, restrictions on such Other Stock-Based Award shall lapse, at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid, or such restrictions shall lapse, in whole or in part.  In the case of dividends or dividend equivalents granted with respect to shares of Stock subject to an Other Stock-Based Award that vests based on the achievement of Performance Goals or other performance criteria, such dividends or dividend equivalents, as applicable, will not be paid until, and will be paid only to the extent, the Award is earned.

3.5           Terms and Conditions of Cash Performance Awards.  A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit), or (ii) a percentage or multiple of a specified amount.  At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)           Payment.  Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)           Conditions to Payment.  Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as specified in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6           Treatment of Awards on Termination of Service.  Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan.  The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4. RESTRICTIONS ON STOCK

4.1           Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”).  Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held.  Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2           Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program.  Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5. GENERAL PROVISIONS

5.1           Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the issuance or transfer of any shares or the vesting of such Award.  A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)           The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year or other period, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)           Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment.  Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)           The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Awards to Non-U.S. Employees.  The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan.  The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements.  The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

5.4           Compliance with Code.

(a)           Code Section 422.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)           Code Section 409A.  Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A.  If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.  Notwithstanding anything in the Plan, an Award Agreement, an Award Program, or any other agreement (written or oral) to the contrary, if Participant is a “specified employee” (within the meaning of Code Section 409A) on the date of Separation from Service, any payments made with respect to such Separation from Service under any Award will be delayed to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code, and such payments or benefits will be paid or distributed to the Participant during the five-day period commencing on the earlier of: (i) the expiration of the six-month period measured from the date of the Participant’s Separation from Service, or (ii) the date of the Participant’s death.  Upon the expiration of the applicable six-month period under Section 409A(a)(2)(B)(i) of the Code, all payments so deferred will be paid to the Participant (or the Participant’s estate, in the event of the Participant’s death) in a lump sum payment.  Any remaining payments and benefits due under an Award will be paid as otherwise provided in an Award.

5.5           Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6           Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7           Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.  The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8           Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws or compliance with any other law is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9           Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment may materially and adversely affect the rights of the Participant under such Award without the consent of the holder of an Award.

5.10           Stockholder Approval.  The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.  If such approval is not obtained, any Award granted hereunder will be void.

5.11           Choice of Law.  The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12           Effective Date of Plan; Term of Plan.  The Plan shall become effective as of the date the Plan is approved by the stockholders pursuant to Section 5.11, regardless of the date the Plan is signed.  No Award may be granted more than 10 years after the date the Plan was approved by the Company’s stockholders.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of _________________, 20__.

BERRY PLASTICS GROUP, INC.
By:
Title:

BERRY PLASTICS GROUP, INC.
101 OAKLEY STREET
P.O BOX 959
EVANSVILLE, IN 47710-0959

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Robert A. Steele 02 Jonathan D. Rich 03 Robert V. Seminara

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain
2. To consider and act upon a proposal to amend and restate the Company's Certificate of Incorporation to delete obsolete provisions	▢	▢	▢
3. To consider and act upon a proposal to approve the adoption of the 2015 Long-Term Incentive Plan	▢	▢	▢
4. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2015	▢	▢	▢

For address change/comments, mark here. ▢
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	▢	▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000224092_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

BERRY PLASTICS GROUP, INC.
Annual Meeting of Stockholders
March 4, 2015 10:00 AM CST
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Jonathan D. Rich, Chairman and Chief Executive Officer and Jason K. Greene, Executive Vice President and General Counsel, and each of them, the true and lawful proxies of the stockholder, with several powers of substitution, to each independently and without the other vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of BERRY PLASTICS GROUP, INC. to be held on March 4, 2015 and at any and all adjournments or postponements thereof, in accordance with the instructions on the reverse side, and in accordance with their best judgment in connection with such other business (including, in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefore) as may properly come before the Annual Meeting. The stockholder hereby revokes all prior proxies that the stockholder has given with respect to the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000224092_2 R1.0.0.51160